                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                               ANTEC CORPORATION,

                          BROADBAND PARENT CORPORATION

                        BROADBAND TRANSITION CORPORATION

                              NORTEL NETWORKS LLC

                              NORTEL NETWORKS INC.

                                      and

                            ARRIS INTERACTIVE L.L.C.

                          Dated as of October 18, 2000

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----

ARTICLE I CERTAIN DEFINITIONS....................................................................................     2

   1.01. CERTAIN DEFINITIONS.....................................................................................     2

ARTICLE II THE MERGER, EFFECTS OF THE MERGER.....................................................................     9

   2.01. THE MERGER..............................................................................................     9
   2.02. EFFECTIVE DATE AND EFFECTIVE TIME.......................................................................    10
   2.03. TAX CONSEQUENCES........................................................................................    10

ARTICLE III CONVERSION OF SHARES, EXCHANGE PROCEDURES............................................................    10

   3.01. CONVERSION OF SHARES....................................................................................    10
   3.02. RIGHTS AS STOCKHOLDERS, STOCK TRANSFERS.................................................................    11
   3.03. EXCHANGE PROCEDURES.....................................................................................    11
   3.04. STOCK OPTIONS AND OTHER STOCK PLANS; RESTRICTED STOCK...................................................    12
   3.05. CLOSING.................................................................................................    14

ARTICLE IV THE CONTRIBUTION, EFFECTS OF THE CONTRIBUTION.........................................................    14

   4.01. PAYMENTS RELATING TO EXISTING VENTURE LOAN AGREEMENT....................................................    14
   4.02. SATISFACTION OF EXISTING OBLIGATIONS....................................................................    14
   4.03. REDEMPTION..............................................................................................    15
   4.04. CONTRIBUTION............................................................................................    15
   4.05. EXISTING VENTURE OPERATING AGREEMENT....................................................................    16
   4.06. SECTION 351 EXCHANGE....................................................................................    16

ARTICLE V ACTIONS PENDING TRANSACTIONS...........................................................................    16

   5.01. FORBEARANCES OF THE COMPANY.............................................................................    16
   5.02. FORBEARANCES OF NORTEL NETWORKS.........................................................................    18

ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................    20

   6.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; NEWCO AND TRANSITION.....................................    20
   6.02. REPRESENTATIONS AND WARRANTIES OF NORTEL NETWORKS AND NORTEL NETWORKS LLC...............................    32
   6.03. REPRESENTATIONS AND WARRANTIES OF EXISTING VENTURE......................................................    35

ARTICLE VII COVENANTS............................................................................................    37

   7.01. REASONABLE BEST EFFORTS.................................................................................    37
   7.02. STOCKHOLDER APPROVALS...................................................................................    37
   7.03. REGISTRATION STATEMENT..................................................................................    37
   7.04. PRESS RELEASES..........................................................................................    39
   7.05. ACCESS; INFORMATION.....................................................................................    39
   7.06. AFFILIATE AGREEMENTS....................................................................................    40
   7.07. TAKEOVER LAWS...........................................................................................    40
   7.08. SHARES LISTED...........................................................................................    41
   7.09. REGULATORY APPLICATIONS.................................................................................    41
   7.10. INDEMNIFICATION.........................................................................................    42
   7.11. CERTAIN EMPLOYEE BENEFIT MATTERS........................................................................    43
   7.12. ACCOUNTANTS' LETTERS....................................................................................    43
   7.13. NOTIFICATION OF CERTAIN MATTERS.........................................................................    43
   7.14. CERTAIN TAX MATTERS.....................................................................................    44

   7.15. SUPPLEMENTAL INDENTURE..................................................................................    44
   7.16. VOTING OF SHARES........................................................................................    44
   7.17. FINANCING...............................................................................................    44
   7.18. RESTRICTIONS ON THE COMPANY'S BUSINESS..................................................................    45
   7.19. EXISTING VENTURE EMPLOYEES .............................................................................    45
   7.20. NO SOLICITATION OR EMPLOYMENT BY NORTEL NETWORKS........................................................    45
   7.21. REMAINING ANCILLARY AGREEMENTS..........................................................................    45
   7.22. AMENDMENTS..............................................................................................    46
   7.23. COMPANY EMPLOYEE SAVINGS PLAN...........................................................................    46

ARTICLE VIII CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS......................................................    46

   8.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER AND THE CONTRIBUTION.........................    46
   8.02. CONDITIONS TO OBLIGATION OF THE COMPANY, TRANSITION AND NEWCO...........................................    47
   8.03. CONDITIONS TO OBLIGATION OF NORTEL NETWORKS AND NORTEL NETWORKS LLC.....................................    48
   8.04. WITHHOLDING.............................................................................................    50

ARTICLE IX TERMINATION...........................................................................................    50

   9.01. TERMINATION.............................................................................................    50
   9.02. EFFECT OF TERMINATION AND ABANDONMENT...................................................................    51
   9.03. SURVIVAL................................................................................................    51
   9.04. RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE......................................................    52
   9.05. INDEMNIFICATION AND PAYMENT OF DAMAGES BY NEWCO, TRANSITION AND THE COMPANY.............................    52
   9.06. INDEMNIFICATION AND PAYMENT OF DAMAGES BY NORTEL NETWORKS AND NORTEL NETWORKS LLC.......................    52
   9.07. INDEMNIFICATION AND PAYMENT OF DAMAGES BY EXISTING VENTURE..............................................    53
   9.08. TIME LIMITATIONS........................................................................................    53
   9.09. LIMITATIONS ON AMOUNT - NEWCO, TRANSITION AND THE COMPANY...............................................    53
   9.10. LIMITATION ON AMOUNT - NORTEL NETWORKS AND NORTEL NETWORKS LLC..........................................    54
   9.11. LIMITATION ON AMOUNT--EXISTING VENTURE..................................................................    54
   9.12. PROCEDURE OR INDEMNIFICATION - THIRD PARTY CLAIMS.......................................................    54
   9.13. PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS............................................................    55

ARTICLE X MISCELLANEOUS..........................................................................................    55

   10.01. AMENDMENT; EXTENSION; WAIVER...........................................................................    55
   10.02. COUNTERPARTS...........................................................................................    56
   10.03. GOVERNING LAW..........................................................................................    56
   10.04. EXPENSES...............................................................................................    56
   10.05. NOTICES................................................................................................    56
   10.06. ENTIRE UNDERSTANDING...................................................................................    57
   10.07. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES...............................................................    58
   10.08. DISCLOSURE SCHEDULES...................................................................................    58
   10.09. INTERPRETATION.........................................................................................    58
   10.10. SEVERABILITY...........................................................................................    59


                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization, dated as of October 18, 2000 (this "Agreement"), is by and among ANTEC CORPORATION, a corporation organized under the laws of Delaware (the "Company"), BROADBAND PARENT CORPORATION., a corporation organized under the laws of Delaware ("Newco"), BROADBAND TRANSITION CORPORATION, a corporation organized under the laws of Delaware ("Transition"), NORTEL NETWORKS INC., a corporation organized under the laws of Delaware ("Nortel Networks"), NORTEL NETWORKS LLC, a limited liability company organized under the laws of Delaware, and ARRIS INTERACTIVE L.L.C., a limited liability company organized under the laws of Delaware ("Existing Venture").


                                  WITNESSETH:

         WHEREAS, Newco is a newly-formed wholly-owned subsidiary of the Company and Transition is a newly-formed wholly-owned subsidiary of Newco;

         WHEREAS, Nortel Networks LLC is an indirect wholly-owned subsidiary of Nortel Networks;

         WHEREAS, the Company owns an 18.75% interest in the Existing Venture, and Nortel Networks LLC owns an 81.25% interest in the Existing Venture;

         WHEREAS, the respective Boards of Directors of the Company, Newco and Transition have determined that it is advisable and in the best interests of their respective companies and their respective stockholders to consummate the transactions provided for herein in which, subject to the terms and conditions set forth herein, Transition will merge with and into the Company (the "Merger"), so that the Company is the surviving corporation in the Merger and a wholly-owned subsidiary of Newco and the stockholders of the Company will receive shares of Newco common stock;

         WHEREAS, the respective Boards of Directors or the Managing Member (as applicable) of Nortel Networks, Nortel Networks LLC, the Company and Newco, have determined that it is advisable and in the best interests of their respective companies and their respective stockholders or members (as applicable) that Nortel Networks LLC contribute its 81.25% interest in the Existing Venture to Newco in exchange for (i) 33 million shares of Newco common stock, $.01 par value per share (the "Newco Shares"), and (ii) cash as described herein.

         WHEREAS, the parties intend that for U.S. federal income tax purposes, the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code (as defined herein) and that the Merger, taken together with the Contribution, shall constitute an exchange under Section 351 of the Code;

         WHEREAS, the parties intend that for U.S. federal income tax purposes, the Contribution, taken together with the Merger, shall constitute an exchange under Section 351 of the Code; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

         1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" of a party shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such party; provided, however, that the Existing Venture shall not, for the purposes of this Agreement or any Ancillary Agreement, be, or be deemed or construed to be, an affiliate of either (i) the Company of any of its Affiliates or (ii) Nortel Networks or any of its Affiliates.

         "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

         "Ancillary Agreements" shall mean:

         (i) Investor Rights Agreement among Newco, Nortel Networks and Nortel Networks LLC dated as of the date hereof (the "Investor Rights Agreement"), attached as Exhibit C;

         (ii) Registration Rights Agreement between Newco and Nortel Networks LLC (as such agreement may be modified in accordance with that certain letter agreement, dated as of the date hereof, among the Company, Newco and Nortel Networks LLC) (the "Registration Rights Agreement"), attached as Exhibit D;

         (iii) Sales Representative/Distribution Agreement between the Existing Venture and Nortel Networks and/or the appropriate Nortel Networks Affiliate (the "Sales
                  Representative/Distribution Agreement");

         (iv) Transition Services Agreement between the Existing Venture and Nortel Networks and/or the appropriate Nortel Networks Affiliate (the "Transition Services Agreement");

         (v) Intellectual Property Agreement between the Existing Venture and Nortel Networks Limited (the "Intellectual Property Agreement"), attached as Exhibit E;

         (vi) Termination Agreement among Newco, Existing Venture the Company, Nortel Networks, Nortel Networks LLC, and Nortel Networks Limited, a Canadian corporation, dated as of the date hereof (the "Termination Agreement"), attached as Exhibit F;

         (vii) Loaned Employee Agreement between Existing Venture and Nortel Networks (the "Loaned Employee Agreement"), attached as Exhibit G;

         (viii) Supply and Manufacturing Agreement between Newco and Nortel Networks and/or the appropriate Nortel Networks Affiliates (the "Supply and Manufacturing Agreement"); and

         (ix) Development Agreement between the Existing Venture and Nortel Networks and/or the appropriate Nortel Networks Affiliates (the "Development Agreement").

         "Business Day" shall mean each day on which banking institutions in both of Toronto, Canada and New York, New York are not authorized or required to close.

         "Capitalization Date" shall have the meaning set forth in Section 6.01(b).

         "Closing" shall have the meaning set forth in Section 3.05.

         "Closing Date" shall have the meaning set forth in Section 3.05.

         "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company Affiliate" shall have the meaning set forth in Section 7.06.

         "Company Board" shall mean the Board of Directors of the Company.

         "Company Certificate" shall mean the Restated Certificate of Incorporation of the Company, as amended.

         "Company Common Stock" shall have the meaning set forth in Section 3.01(b).

         "Company Disclosure Schedule" shall have the meaning set forth in the opening paragraph of Section 5.01.

         "Company Equity Interests" shall have the meaning set forth in Section 6.01(c).

         "Company Filed SEC Documents" shall have the meaning set forth in
Section 6.01(g).

         "Company Financial Advisor" shall have the meaning set forth in
Section 6.01(l).

         "Company Intellectual Property Rights" shall have the meaning set forth in Section 6.01(p).

         "Company Meeting" shall have the meaning set forth in Section 7.02.

         "Company Plan" shall mean any Plan entered into or currently maintained, sponsored, or contributed to by the Company or any of its Subsidiaries or to which the Company or any such Subsidiary has any obligation to contribute or with respect to which the Company or any of its Subsidiaries may have any liability.

         "Company Preferred Stock" shall have the meaning set forth in Section 6.01(b).

         "Company Proxy Statement" shall have the meaning set forth in Section 7.03(a).

         "Company Restricted Stock" shall have the meaning set forth in Section 3.04(d).

         "Company SEC Documents" shall have the meaning set forth in Section 6.01(g).

         "Company Stock Option Plans" shall mean all of the following: the 2000 Stock Incentive Plan, the 2000 Mid-Level Stock Option Plan, the Amended and Restated Employee Stock Purchase Plan, the 1997 Stock Incentive Plan, the Amended and Restated Employee Stock Incentive Plan, the Company/Keptel Exchange Options Plan, the ESP Stock Plan, the Company/TSX Exchange Options Plan and the Director Stock Option Plan.

         "Company Stock Options" shall have the meaning set forth in Section 3.04(a).

         "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated May 9, 2000, by and between the Company and Nortel Networks, which the parties hereby amend to extend the term to December 31, 2003.

         "Contribution" shall have the meaning set forth in Section 4.04.

         "Copyrights" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Costs" shall have the meaning set forth in Section 7.10(a).

         "Damages" shall have the meaning set forth in Section 9.05.

         "Deloitte" shall have the meaning set forth in Section 7.12.

         "Development Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "DGCL" shall mean the General Corporation Law of the State of Delaware.

         "Effective Date" shall have the meaning set forth in Section 2.02.

         "Effective Time" shall have the meaning set forth in Section 2.02.

         "Environmental Laws" shall have the meaning set forth in Section
6.01(o).

         "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agent" shall have the meaning set forth in Section 3.03(a).

         "Exchange Fund" shall have the meaning set forth in Section 3.03(a).

         "Existing Venture" shall have the meaning set forth in the first paragraph of this Agreement.

         "Existing Venture Loan Agreement" shall mean the Secured Loan Agreement among Nortel Networks LLC, the Company and the Existing Venture, dated as of November 17, 1995, as amended as of February 27, 1998 and March 31, 1999, together with any and all pledge agreements, security agreements, and other documents and instruments relating thereto.

         "Existing Venture Operating Agreement" shall have the meaning set forth in Section 4.05.

         "Existing Venture Plan" shall mean any Plan entered into or currently maintained, sponsored, or contributed to by Nortel Networks or to which Nortel Networks has any obligation to contribute or with respect to which Nortel Networks may have any liability, in each case solely to the extent that employees of the Existing Venture are eligible to participate in such Plan.

         "Exon-Florio" shall have the meaning set forth in Section 6.01(r).

         "E&Y" shall have the meaning set forth in Section 7.12.

         "First Framework Agreement" shall mean that first framework agreement dated as of November 17, 1995, among Nortel Networks, the Company, Systems Integration Venture L.L.C. and Existing Venture, as amended by an agreement dated February 27, 1998 by and among Nortel Networks, the Company and Existing Venture.

         "Governmental Authority" means any court, administrative agency or commission or other foreign or domestic federal, state, provincial or local governmental authority or instrumentality.

          "HSR Act" shall have the meaning set forth in Section 6.01(r).

         "Indemnified Party" shall mean any Person entitled to indemnification under the terms of this Agreement.

         "Indemnifying Party" shall mean any Person required to provide indemnification under the terms of this Agreement.

         "Indenture" shall have the meaning set forth in Section 7.15.

         "Integrated Transaction" shall have the meaning set forth in Section 7.14.

         "Integrated Transferor" shall have the meaning set forth in Section
7.14.

         "Intellectual Property Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "Intellectual Property Rights" shall mean all proprietary, license and other rights in and to: (A) trademarks, service marks, brand names, trade dress, trade names, words, symbols, color schemes and other indications of origin ("Trademarks"); (B) patents, patent applications (together, "Patents"), inventors' certificates and invention disclosures; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information; drawings, specifications, plans, proposals and technical data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not ("Trade Secrets"); (D) computer programs and databases, in each case whether patentable, copyrightable or not (collectively, "Software"), and all documentation therefor; (E) writings and other works of authorship, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing ("Copyrights"); (F) mask works; (G) rights to limit the use or disclosure of confidential information by any Person; (H) domain names; (I) URLs; (J) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof; (K) the goodwill associated with each of the foregoing; and (L) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction.

         "Investor Rights Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "Knowledge" with respect to (A) Nortel Networks or Nortel Networks LLC, or any of their respective Affiliates, shall mean solely the actual conscious knowledge, with no additional inquiry (regardless of whether the making of any such inquiry would be deemed reasonable under the circumstances), of the individuals specified on Schedule 1.01(a); (B) the Company, Newco or Transition, or any of their respective Affiliates, shall mean solely the relevant knowledge, after reasonable inquiry in light of all of the circumstances under which a representation or warranty is made (including, for instance, the limited amount of time available in which to make inquiry) of the individuals specified on Schedule 1.01(b); and (C) the Existing Venture, or any of its Affiliates, shall mean solely the actual conscious knowledge, with no additional inquiry (regardless of whether the making of any such inquiry would be deemed reasonable under the circumstances), of the individuals specified on
Schedule 1.01(c).

         "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

         "Loaned Employee Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "Material Adverse Effect" shall mean with respect to the referenced Person, any change, circumstance or effect that (i) is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole.

         "Merger" shall have the meaning set forth in the recitals to this Agreement.

         "NASD" shall mean the Nasdaq Stock Market, Inc.

         "New Certificates" shall have the meaning set forth in Section
3.03(a).

         "Newco Cash Amount" shall mean the amount of (i) $213,200,000 plus
(ii) the Outstanding Loan Amount.

         "Newco Common Stock" shall have the meaning set forth in Section
3.01(b).

         "Newco Shares" shall have the meaning set forth in the recitals to this Agreement.

         "Nortel Networks" shall have the meaning set forth in the first paragraph of this Agreement.

         "Nortel Networks LLC" shall have the meaning set forth in the first paragraph of this Agreement.

         "Nortel Networks Disclosure Schedule" shall have the meaning set forth in the opening paragraph of Section 5.02.

         "Old Certificates" shall have the meaning set forth in Section
3.03(a).

         "Outside Closing Date" shall mean (i) if the Company Proxy Statement and the Registration Statement are not required by the SEC to include therein audited financial statements of the Existing Venture for periods prior to March 31, 1999 covering the assets and business contributed to the Existing Venture by Nortel Networks LLC pursuant to the Asset Sale and Contribution Agreement between them, dated as of March 31, 1999, then February 28, 2001, or (ii) otherwise, April 30, 2001.

         "Outstanding Loan Amount" shall have the meaning set forth in Section 4.01(a).

         "Patents" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Person" or "person" shall mean any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

         "Plan" shall mean any "employee benefit plan", within the meaning of
Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change in control, deferred or incentive compensation, bonus, stock option or other equity based, vacation or other fringe benefit, perquisite or compensation plan, program, policy, arrangement, agreement or commitment, including foreign plans except for foreign plans which are required to be maintained pursuant to applicable law.

         "Previously Disclosed" by a party shall mean set forth in the related section of its Disclosure Schedule.

         "Registration Rights Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "Registration Statement" shall have the meaning set forth in Section 7.03(a).

         "Regulatory Law" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

         "Rights" shall mean, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or other equity securities of such person.

         "Sales Representative/Assignment/Distribution Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "Savings Plan" shall have the meaning set forth in Section 7.23.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Second Framework Agreement" shall mean the second framework agreement among Nortel Networks, Nortel Networks LLC, the Company and Existing Venture dated as of March 31, 1999.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Software" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC; provided, however, that the Existing Venture shall not, for the purposes of this Agreement or any Ancillary Agreement, be, or be deemed or construed to be, a Subsidiary of either (i) the Company or any of its Affiliates or (ii) Nortel Networks or any of its Affiliates.

         "Supply and Manufacturing Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "Surviving Corporation" shall mean the Company, as the surviving corporation in the Merger.

         "Takeover Laws" shall have the meaning set forth in Section 6.01(n).

         "Tax Returns" shall have the meaning set forth in Section 6.01(q).

         "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

         "Termination Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "Trade Secrets" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Trademarks" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Transactions" shall mean the transactions contemplated by this Agreement and/or the Ancillary Agreements.

         "Transition" shall have the meaning set forth in the first paragraph of this Agreement.

         "Transition Common Stock" shall have the meaning set forth in Section 3.01(a).

         "Transition Services Agreement" shall have the meaning set forth in the definition of Ancillary Agreements.

         "Treasury Shares" shall mean shares of the Company Common Stock held by the Company or any of its Subsidiaries.

         "U.S. GAAP" shall mean United States generally accepted accounting principles.

         "$" shall mean United States Dollar.


                                   ARTICLE II
                       THE MERGER, EFFECTS OF THE MERGER

         2.01.    The Merger.

                  (a) Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Transition will merge with and into the Company pursuant to this Agreement. Following the Effective Time the separate corporate existence of Transition shall cease and the Company shall survive and continue to exist as a Delaware corporation (the "Surviving Corporation").

                  (b) Effectiveness and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VIII in accordance with this Agreement, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 251 of the DGCL, or such later date and time as may be set forth in such certificate. The Merger shall have the effects prescribed in the DGCL. Without limiting the generality of the foregoing, and subject thereto, and unless stated otherwise in this Agreement, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Transition shall be vested in the Surviving Corporation, and all debt, liabilities and duties of the Company and Transition shall become the debt, liabilities and duties of the Surviving Corporation.

                  (c) Certificate of Incorporation and By-Laws. The certificate of incorporation and by-laws of Transition, as in effect immediately prior to the Effective Time, but with the heading and Article 1 of the certificate of incorporation amended to read: "The name of the Corporation is Arris Corporation," and the by-laws shall be amended to reflect the name change, and shall be those of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (d) Officers and Directors of Surviving Corporation. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Transition as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be.

         2.02. Effective Date and Effective Time. Subject to the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VIII in accordance with this Agreement, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the third Business Day to occur after the last of the conditions set forth in Section
8.01 shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

         2.03. Tax Consequences. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code and that the Merger, in conjunction with the Contribution, shall constitute an exchange under Section 351 of the Code.

                                  ARTICLE III
                   CONVERSION OF SHARES; EXCHANGE PROCEDURES

         3.01. Conversion of Shares. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

                  (a) Conversion of Transition Common Stock. Each share of common stock, par value $.01 per share, of Transition (the "Transition Common Stock") issued and outstanding immediately prior to the Effective Time that is owned by Newco shall remain outstanding and thereafter be deemed to be a fully paid, non-assessable and validly issued share of Surviving Corporation common stock, par value $.01 per share.

                  (b) Conversion of Company Common Stock. Each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled pursuant to Section 3.01(c)) shall become and be converted into the right to receive one share of Newco common stock, par value $.01 per share ("Newco Common Stock"). All of the shares of Company Common Stock converted into the right to receive Newco Common Stock pursuant to this Article III, shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time.

                  (c) Treasury Shares. Each share of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company as Treasury Shares immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (d) Conversion of Newco Common Stock. Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time that is owned by the Company shall no longer be outstanding and shall be canceled and shall cease to exist as of the Effective Time.

         3.02. Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than the right to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

         3.03.    Exchange Procedures.

                  (a) At or prior to the Effective Time, Newco shall deposit, or shall cause to be deposited, with a bank or trust company having (or whose parent has) net capital of not less than $100,000,000 (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of Newco Common Stock ("New Certificates") (such New Certificates being hereinafter referred to as the "Exchange Fund") to be delivered pursuant to this Article III in exchange for outstanding shares of Company Common Stock.

                  (b) As promptly as practicable after the Effective Date, Newco shall send or cause the Exchange Agent to send or cause to be sent to each former holder of record of shares (other than Treasury Shares) of Company Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Newco shall cause the New Certificates representing shares of Newco Common Stock into which a stockholder's shares of Company Common Stock are converted at the Effective Time and any dividends or distributions which such person shall be entitled to receive pursuant to this
Article III, to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or, pursuant to Section 3.03(f), a surety bond reasonably satisfactory to Newco and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

                  (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) No dividends or other distributions with respect to shares of Newco Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into the right to receive shares of Newco Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Newco Common Stock such holder had the right to receive upon surrender of the Old Certificate, and payment thereof shall be made promptly following the later of (i) the date on which such holder shall become entitled to receive New Certificates and (ii) the payment date with respect to such dividend or other distribution.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for three months after the Effective Time shall, upon demand by Newco, be paid or delivered to Newco. Any stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Newco for delivery of the shares of Newco Common Stock, and payment of unpaid dividends and distributions on the shares of Newco Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds, as determined pursuant to this Agreement, in each case, without any interest thereon.

                  (f) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as Newco may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Old Certificate, Newco shall, in exchange for such lost, stolen or destroyed Old Certificate, deliver or cause the Exchange Agent to deliver a New Certificate in respect thereof pursuant to this Article III.

         3.04.    Stock Options and Other Stock Plans; Restricted Stock.

                  (a) Effective at the Effective Time, each option to purchase shares of Company Common Stock or stock units convertible into shares of Company Common Stock (collectively, the "Company Stock Options") granted to employees or directors of, or consultants or advisors to, the Company or any Subsidiary thereof pursuant to the terms of the Company Stock Option Plans that is outstanding immediately prior to the Effective Time shall be assumed by Newco and deemed to constitute an option to acquire or a stock unit convertible into, on substantially the same terms and conditions (including such terms relating to the exercise price, vesting and exercisability of the Company Stock Options and terms relating to adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction following such assumption) as were applicable under such Company Stock Option immediately prior to the Effective Time, the same number of shares of Newco Common Stock. The date of grant of each such Company Stock Option shall be the date on which such Company Stock Option was originally granted. As soon as reasonably practicable following the Effective Date, Newco shall cause to be delivered to each holder of a Company Stock Option that has been assumed by Newco pursuant to this Section 3.04 a notice stating that (x) such Company Stock Option has been converted into an option to purchase shares of Newco

Common Stock, (y) such Company Stock Option has been assumed by Newco and shall continue in effect subject to all of the terms and conditions applicable thereto immediately prior to the Effective Time and (z) setting forth the number of shares of Newco Common Stock covered by such Company Stock Option and the per share option exercise price for such shares of Newco Common Stock. From and after the Effective Time, Newco shall comply with the terms of each Company Stock Option Plan pursuant to which the Company Stock Options were granted; provided, that (i) the board of directors of Newco or an authorized committee thereof shall succeed to the authorities and responsibilities of the Company Board or any committee thereof under the Company Stock Option Plans; (ii) the terms of the Company Stock Option Plans shall be amended as necessary to reflect the assumption of the Company Stock Options contemplated hereunder; and
(iii) so long as it is not inconsistent with the foregoing, Newco, at its election, may replace the Company Stock Options with options granted under a new Newco plan.

                  (b) Prior to the Effective Date, the Company shall take all necessary or appropriate action (including amending any of the Company Stock Option Plans or making adjustments as permitted thereby) to effectuate the assumption and conversion of the Company Stock Options by Newco and the assignment to Newco of the authorities and responsibilities of the Company Board or any committee thereof under the Company Stock Option Plans.

                  (c) Newco shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Newco Common Stock for delivery upon exercise of Company Stock Options in accordance with this Section 3.04. As soon as reasonably practicable following the Effective Date, Newco shall use its reasonable efforts to cause the shares of Newco Common Stock subject to Company Stock Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) and shall use its reasonable efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Company Stock Options remain outstanding.

                  (d) Restricted Stock. If any shares of Company Common Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("Company Restricted Stock") may be forfeited to or repurchased by the Company upon termination or modification of the employment, directorship or other relationship between the Company (and/or any Affiliate of the Company) and the holder of such Company Restricted Stock under the terms of any restricted stock agreement or other agreement with the Company (and/or the relevant Affiliate of the Company) that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Transactions, then the shares of Newco Common Stock issued upon the conversion of such shares of Company Common Stock in the Merger will continue to be unvested to the same extent and/or subject to the same repurchase options, risks of forfeiture or other conditions (as applicable) following the Effective Time, and the certificates representing such shares of Newco Common Stock shall accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions.

         3.05. Closing. The closing of the Merger and the Contribution (the "Closing") will take place at the offices of Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia, at 11:00 A.M., Eastern time, on the day on which all of the conditions listed in Section 8.01 are satisfied or waived, to the extent that they may be waived, or at such other date and time as the Company and Nortel Networks otherwise agree (the "Closing Date").

                                   ARTICLE IV
                 THE CONTRIBUTION; EFFECTS OF THE CONTRIBUTION

         4.01. Payments Relating to Existing Venture Loan Agreement. In connection with the Existing Venture Loan Agreement:

                  (a) at or prior to the Closing, the Company and Newco shall provide or otherwise make available to the Existing Venture, in immediately available U.S. funds, by wire transfer, the amount of outstanding principal and accrued but unpaid interest under the Existing Venture Loan Agreement, together with the amount of any other fees, charges and payments payable by the Existing Venture under the Existing Venture Loan Agreement as of the Closing Date, less the amount of any interest attributable to the first $120,700,000 of such amount for the period from August 31, 2000 and until December 31, 2000, but in no event to exceed $130,100,000 ( in the aggregate, the "Outstanding Loan Amount");

                  (b) at the Closing, the Existing Venture shall pay to Nortel Networks LLC, in immediately available U.S. funds, by wire transfer, the Outstanding Loan Amount;

                  (c) at the Closing, Nortel Networks LLC shall pay to the Company, in immediately available U.S. funds, by wire transfer, the portion of the payment received by Nortel Networks LLC pursuant to Section 4.01(b) above that is attributable to the Company's Optional Participating Interest and Mandatory Participating Interest (as such terms are defined in the Existing Venture Loan Agreement) actually purchased by the Company under the Existing Venture Loan Agreement (the amount so payable by Nortel Networks LLC to the Company, the "Participation Loan Amount"); and

                  (d) upon payment of the amounts set forth in Sections 4.01(b) and (c) above, the Existing Venture Loan Agreement shall terminate (as set forth in greater detail in, and subject to, the Termination Agreement), and no further amounts may be advanced thereunder.

         4.02.    Satisfaction of Existing Obligations.

                  (a) Between the date hereof and the Closing, the Company and Nortel Networks shall keep their accounts payable to the Existing Venture at least as current as they are on the date hereof.

                  (b) Immediately prior to the Closing, each of the Company and Nortel Networks shall make such payments as are necessary to comply with the payment terms of its obligations to the Existing Venture and, to the extent Nortel Networks elects to do so to facilitate the payments described in paragraph (c) below, Nortel Networks may prepay amounts that are not then due.

                  (c) To the extent that it has funds to do so immediately prior to the Closing, (i) first, the Existing Venture will pay all outstanding amounts to its creditors other than Nortel Networks and its Affiliates (regardless of whether then due), and (ii) second, the Existing Venture shall pay Nortel Networks and its Affiliates, in both cases paying the amounts that have been outstanding the longest first.

                  (d) The phrase in paragraph (c) "funds to do so" shall include cash on hand, funds generated from operations subsequent to the date hereof including those that may previously have been used to reduce the amount outstanding under the Existing Venture Loan Agreement (but not additional borrowings under the Existing Venture Loan Agreement), and funds available under the Company's new credit facility under the commitment letters attached as Exhibit A to the extent that using such funds for such purpose will not either (i) violate the terms of the Company's new credit facility, or (ii) cause the Company's EBITDA leverage ratio to exceed 3.25 (as determined pursuant to the Company's contemplated bank credit facility).

                  (e) Following the Closing, the remaining amounts due from the Existing Venture to Nortel Networks and its Affiliates shall be paid consistent with their terms.

         4.03.    Redemption

                  (a)      At the Closing, after the actions described in
Section 4.01 but immediately prior to the actions described in Section 4.04, the Existing Venture shall redeem a portion of Nortel Networks LLC's interest in the Existing Venture, such portion to equal the fraction of Nortel Networks LLC's total interest derived by dividing (i) $213,200,000 by (ii) the sum of $213,200,000 plus the market value of the Newco Shares (based upon the average closing price of the Company Common Stock on the Nasdaq National Market System for the twenty trading days ending two Business Days prior to the Closing); and

                  (b) at the Closing, as the redemption price for the redemption described in Section 4.03(a) above, the Existing Venture shall pay Nortel Networks LLC $213,200,000 in immediately available U.S. funds, by wire transfer to such bank(s) account(s) as shall be designated by Nortel Networks LLC not less than two Business Days prior to the Closing.

         4.04. Contribution. At the Closing, in exchange for Nortel Networks LLC's remaining membership interest in the Existing Venture, free and clear of any Liens, Newco shall (i) issue to Nortel Networks LLC the Newco Shares and
(ii) pay to Nortel Networks LLC the Newco Cash Amount, as follows (all such transactions, collectively, the "Contribution"):

                  (a) Nortel Networks LLC shall transfer all of its interest in the Existing Venture to Newco by delivering to Newco an executed Instrument of Assignment and

Assumption and thereafter delivering to Newco such other documents as Newco may reasonably request to effect the transfer on the books and records of the Existing Venture;

                  (b) Newco shall issue the Newco Shares to Nortel Networks LLC, and shall deliver to Nortel Networks LLC one or more stock certificates in the aggregate representing the Newco Shares in the name of Nortel Networks LLC or such other subsidiary of Nortel Networks as Nortel Networks may specify in a notice delivered to Newco not less than two Business Days prior to the Closing; and

                  (c) at the Closing, Newco shall pay to Nortel Networks LLC, in immediately available U.S. funds, by wire transfer to such bank(s) account(s) as shall be designated by Nortel Networks LLC not less than two Business Days prior to the Closing, the Newco Cash Amount.

         4.05. Existing Venture Operating Agreement. If the Closing occurs, the Company and Nortel Networks LLC agree to authorize, approve and ratify a further amendment and restatement of the Amended and Restated Limited Liability Company Agreement of the Existing Venture LLC, dated as of March 31, 1999 (the "Existing Venture Operating Agreement"), which shall amend and restate the Existing Venture Operating Agreement in its entirety effective as of the Closing, in substantially the form attached as Exhibit H. In addition, (a) the Existing Venture, Company and Nortel Networks LLC agree, effective as of the Closing, to waive any provisions in the Existing Venture Agreement to effectuate the Transactions, (b) the Company and Nortel Networks LLC hereby direct the Existing Venture to do all that is necessary under any applicable laws to effectuate such waiver and the Transactions, (c) Nortel Networks LLC shall cause its representatives on the Members Committee of the Existing Venture to resign upon the Closing without any liability to the Existing Venture, and (d) the Company, Nortel Networks LLC and the Existing Venture agree that, at all times after the execution hereof and prior to the Closing (or, if earlier, termination of this Agreement in accordance with its terms), the Existing Venture shall not, without prior approval by a majority vote of the Representatives, (i) establish reserves in excess of $250,000 or (ii) fail to pay its accounts payable (both existing and future) to the Company or Nortel Networks or any of its Affiliates within 60 days of invoice.

         4.06. Section 351 Exchange. It is intended that for U.S. federal income tax purposes, the Contribution, taken together with the Merger, shall constitute an exchange under Section 351 of the Code.

                                   ARTICLE V
                          ACTIONS PENDING TRANSACTIONS

         5.01. Forbearances of the Company. From the date hereof until the Effective Time, except for the Transactions, or as set forth in Section 5.01 of the Disclosure Schedule delivered by the Company to Nortel Networks prior to the execution of this Agreement (the "Company Disclosure Schedule"), without the prior written consent of Nortel Networks, the Company will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course, consistent with past practice, in material compliance and in all material respects with applicable laws and regulations or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would adversely affect its ability to perform any of its obligations under this Agreement in any material respects.

                  (b) Capital Stock. (i) Issue, sell, pledge, dispose of, encumber or reclassify or otherwise modify the terms of, or authorize or propose the issuance, sale, pledge, disposition, encumbrance or reclassification or other modification of the terms of, any shares of its capital stock or any Rights, or amend any of the terms of (including without limitation the vesting of) any convertible securities, options or other Rights,
(ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of capital stock to become subject to new grants of employee, director, consultant or advisor stock options, restricted stock awards, other Rights or similar stock-based employee, director, consultant or advisor rights, other than (x) the issuance of Company Common Stock (I) upon the exercise of stock options outstanding as of the date hereof or issued in the ordinary and usual course of business in accordance with the terms of the Company Stock Option Plans, or (II) upon conversion of the notes under the Indenture, and (y) issuances by a wholly-owned Subsidiary of the Company of capital stock to such Subsidiary's parent.

                  (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than dividends from the Company's Subsidiaries to the Company or another Subsidiary of the Company) on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except for any such transaction by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction (other than Newco), directly or indirectly adjust, split, combine, redeem, reclassify, purchase, repurchase or otherwise acquire, any shares of the capital stock of the Company or any of its Subsidiaries.

                  (d) Acquisitions and Dispositions. (i) Acquire all or any portion of the equity securities or interests, assets, business or properties of any other entity for aggregate consideration in excess of $25,000,000 for all transactions, or (ii) sell all or substantially all, or any material portion, of its assets, business or properties (other than sales of goods and services to distributors and customers in the ordinary and usual course of business), or (iii) agree to enter into any merger, consolidation or other business combination.

                  (e) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary and usual course of business, consistent with past practice.

                  (f) License or Distribution Agreements. Enter into any exclusive agreement or arrangement with respect to the licensing or distribution of any Intellectual Property or products of the Company or any of its Subsidiaries other than in the ordinary and usual course of business.

                  (g) Compensation. Pay any special bonus or special remuneration to any of its directors or officers.

                  (h) Amendments. Amend the Company, Newco or Transition certificate of incorporation or by-laws, except that Newco may amend the Newco certificate of incorporation to contain terms identical to the Company's certificate of incorporation as in effect on the date hereof except that there shall be 325,000,000 authorized shares of stock and except that Newco's name shall be changed to "Arris Corporation".

                  (i) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede either the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code and an exchange under Section 351 of the Code or the Contribution from qualifying as an exchange under Section 351 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time, (B) any of the conditions to the Transactions set forth in
Article VIII not being satisfied or satisfaction of any such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

                  (j) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) through (i).

         5.02 Forbearances of Nortel Networks. From the date hereof until the Effective Time, except for the Transactions, or as set forth in Section 5.02 of Nortel Networks' Disclosure Schedule delivered by Nortel Networks to the Company prior to the execution of this Agreement (the "Nortel Networks Disclosure Schedule"), without the prior written consent of the Company, Nortel Networks will not, and will cause each of its Subsidiaries, including Nortel Networks LLC, not to:

                  (a) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code and an exchange under Section 351 of the Code or the Contribution from qualifying as an exchange under Section 351 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time, (B) any of the conditions to the Transactions set forth in
Article VIII not being satisfied or satisfaction of any such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

                  (b)      Existing Venture.

                           (i)      Ordinary Course. Permit the Existing Venture
to conduct its business other than in accordance with the Existing Venture Operating Agreement, in the ordinary and usual course, consistent with past practice, in material compliance and in all material respects with applicable laws and regulations or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would adversely affect its ability to perform any of its obligations under this Agreement in any material respects.

                           (ii)     Distributions. Permit the Existing Venture
to make any distributions to members (provided that the foregoing shall not apply to royalty payments, or other payments under commercial agreements, by the Existing Venture) except as part of the payment provided for in Section 4.01(b) hereof.

                           (iii)    Adverse Actions. (A) Permit the Existing
Venture to take any action while knowing that such action would, or is reasonably likely to, prevent or impede either the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code and an exchange under Section 351 of the Code or the Contribution from qualifying as an exchange under Section 351 of the Code; or (B) knowingly take any action that is intended or is reasonably likely to result in (I) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time,
(II) any of the conditions to the Transactions set forth in Article VIII not being satisfied or satisfaction of any such condition being materially delayed or (III) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

                           (iv)     Indebtedness. Permit the Existing Venture to
incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Existing Venture, or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary and usual course of business, consistent with past practice.

                           (v)      License or Distribution Agreements. Permit
the Existing Venture to enter into any exclusive agreement or arrangement with respect to the licensing or distribution of any Intellectual Property or products of the Existing Venture other than in the usual and ordinary course of business.

                           (vi)     Compensation. Permit the Existing Venture to
pay any special bonus or special remuneration to any of its directors (or persons serving in similar capacity) or officers.

                           (vii)    Agreements. Permit the Existing Venture to
agree or commit to do anything prohibited by the above subparagraphs (i) and
(vi).

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         6.01. Representations and Warranties of the Company, Newco and Transition. Except as set forth in the Company Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to Nortel Networks as follows:

                  (a) Organization, Standing and Authority. Each of the Company, Newco and Transition is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified and in good standing does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, Newco or Transition. Each of the Company, Newco and Transition has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have in effect such authorizations does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, Newco or Transition. Each of the Company, Newco and Transition has made available to Nortel Networks a complete and correct copy of its certificate of incorporation and by-laws, each as amended and in full force and effect as of the date of this Agreement, and each of the Company, Newco and Transition is not in violation of any provision thereof.

                  (b)      Shares.

                           (i)      The authorized capital stock of the Company
consists of (A) 150,000,000 shares of Company Common Stock of which 38,093,366 shares were issued and outstanding as of September 30, 2000 (the "Capitalization Date"), and (B) 5,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"), of which no shares were issued or outstanding as of the Capitalization Date. Since the Capitalization Date, there have been no issuances of shares of the capital stock of the Company other than issuances permitted by Section 5.01(b).

                           (ii)     All issued and outstanding shares of Company
Common Stock have been duly authorized and validly issued, in compliance with all applicable federal, state and foreign securities laws, and are fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights.

                           (iii)    There were outstanding at the Capitalization
Date no Rights to acquire capital stock from the Company other than (A) Rights to acquire up to 4,791,667 shares of Company Common Stock upon conversion of notes issued under the Indenture, and (B)

Company Stock Options. Section 6.01(b)(iii) of the Company Disclosure Schedule sets forth for all Company Stock Options (and all shares of Company Common Stock issued pursuant to restricted stock awards made under any Company Plan) outstanding at the Capitalization Date a true and complete list of the following: their holders, their date of grant (or award), the number of shares of Company Common Stock for which they are exercisable (or, with respect to restricted stock awards, the number of shares awarded), and their exercise price as currently in effect. No Rights to acquire capital stock from the Company have been issued or granted, and no restricted stock awards have been made, since the Capitalization Date other than issuances not prohibited by Section 5.01(b).

                           (iv)     The Newco Shares when issued as contemplated
by Articles III and IV hereof will be duly authorized, validly issued, in compliance with all applicable federal, state and foreign securities laws, and fully paid and non-assessable.

                  (c)      Subsidiaries.

                           (i)      Section 6.01(c)(i) of the Company Disclosure
Schedule sets forth a list as of the date hereof of all of the Company's Significant Subsidiaries, together with their jurisdiction of organization. Unless otherwise described therein, the Company owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or its wholly owned Subsidiaries) by reason of any Rights, and there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is bound to sell or otherwise transfer any shares of capital stock of any such Subsidiaries (other than to the Company or its wholly owned Subsidiaries). In addition,
Section 6.01(c)(i) of the Company Disclosure Schedule lists as of the date of this Agreement each corporation, partnership, limited liability company or similar entity with respect to which, as of the date of this Agreement, the Company or any Subsidiary of the Company owns more than 5% but less than a majority of the voting equity or similar voting interest or any interest convertible into, or exchangeable or exercisable for, more than 5% but less than a majority of the voting equity or similar voting interest and which interest is carried on the Company's most recent financial statements (or if not held as of the date thereof, would be carried on the Company's financial statements if prepared as of the date hereof) at a value in excess of $1,000,000 (collectively, the "Company Equity Interests"). All of the shares of capital stock of each of the Subsidiaries of the Company and all the Company Equity Interests held by the Company (including, without limitation, the Company's limited liability company interest in the Existing Venture) and each Subsidiary of the Company are fully paid and non-assessable and are owned by the Company or such Subsidiary free and clear of any Liens. Other than with respect to the Existing Venture, there are no material outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any entity in which the Company or any Subsidiary of the Company owns a Company Equity Interest.

                           (ii)     Each of the Company's Significant
Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization. Each of such Subsidiaries is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and each has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to be so duly qualified and in good standing or to have in effect all federal, state, local, and foreign governmental authorizations does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                           (iii)    All Subsidiaries of the Company, other than
the Significant Subsidiaries of the Company, if taken together and combined in a single Subsidiary of the Company, would not constitute a Significant Subsidiary of the Company.

                  (d) Corporate Power. Each of the Company, Newco, and Transition has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each such party has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement to which it is a party and to consummate the Transactions.

                  (e)      Corporate Authority.

                           (i)      Subject, in the case of the consummation of
the Merger, to receipt of the requisite approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, the Company Board having unanimously adopted a resolution approving such "agreement of merger" and declaring its advisability, with Mr. John Ian Craig abstaining, this Agreement, the Ancillary Agreements and the Transactions have been duly authorized by all necessary corporate action of the Company, Newco and Transition and their respective Boards of Directors (assuming that neither Nortel Networks nor Nortel Networks LLC is an "interested stockholder" of the Company, Newco or Transition under Section 203 of the DGCL immediately before the execution and delivery of this Agreement), prior to the date hereof (which action has not been rescinded or modified in any way). The execution and delivery of this Agreement and the Ancillary Agreements by the Company, Newco and Transition and the consummation by the Company, Newco and Transition of the Transactions have been duly authorized by the respective Boards of Directors of the Company, Newco and Transition and by the Company as the sole shareholder of Newco and by Newco as the sole shareholder of Transition. No other corporate proceedings on the part of Newco or Transition are necessary to authorize this Agreement and the Transactions.

                           (ii)     Each of this Agreement and the Ancillary
Agreements is, or in the event that such Ancillary Agreement is to be entered into at Closing, will be, a legal, valid and binding agreement of the Company, Newco and Transition (to the extent that it is a party thereto), enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

                  (f) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 6.01(r) and required filings under federal and state securities or other laws, the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the Transactions by the Company, Newco and Transition (to the extent that they are a party thereto), do not and will not
(i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or Newco or Transition or to which the Company or Newco or Transition or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or by-laws of the Company or Newco or Transition or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and
(iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a Material Adverse Effect on the Company, Newco or Transition and would not prevent or impair the Company, Newco or Transition's ability to consummate the Transactions. Section 6.01(f) of the Company Disclosure Schedule contains a list of all consents of third parties required under any material agreement to be obtained by the Company, Newco or Transition prior to, or as a result of, the consummation of the Transactions.

                  (g)      Financial Reports and SEC Documents.

                           (i)      Except as set forth in Section 6.01(g) of
the Company Disclosure Schedule, with respect to the periods since December 31, 1997, the Company and its Subsidiaries have filed all reports and statements, together with any amendments required to be made thereto, that were required to be filed with the SEC.

                           (ii)     The Company's Annual Reports on Form 10-K
for the fiscal years ended December 31, 1998 and 1999, its Quarterly Report on Form 10-Q for the period ended June 30, 2000, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1996, under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "Company SEC Documents"), with the SEC, as of the date filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded) (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with U.S. GAAP consistently applied during the periods involved and Regulation S-X of the SEC, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                           (iii)    Since June 30, 2000, the Company has not
incurred any liabilities (whether absolute, accrued, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of the Company or the footnotes related thereto all prepared in conformity with U.S. GAAP, except (x) liabilities as set forth in the Company SEC Documents filed prior to the date of this Agreement (the "Company Filed SEC Documents") and (y) other liabilities incurred in the ordinary course of business consistent with past practice which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (h) Litigation. No litigation, claim or other proceeding before any Governmental Authority or arbitrator that is pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries, Newco or Transition would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, Newco or Transition. Except as disclosed on Section 6.01(h) of the Company Disclosure Schedule, no litigation, claim or other proceeding before any Governmental Authority or arbitrator is pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries, Newco or Transition which, if determined adversely to the Company or any such Subsidiary, Newco or Transition would reasonably be expected to result in a loss of more than $5,000,000 or the imposition of any material restrictions on the business of the Company, Newco or Transition.

                  (i)      Compliance with Laws. Each of the Company, Newco and
Transition:

                           (i)      is in compliance with all applicable
federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, except where failure to so comply does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, Newco or Transition;

                           (ii)     has all permits, licenses, authorizations,
orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses as presently conducted or proposed to be conducted, and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its Knowledge, no suspension or cancellation of any of them is threatened, except for (x) failures to hold such permits, licenses, authorizations, orders and approvals and (y) failures to make such filings, applications and registrations, which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, Newco or Transition (provided that clauses (x) and (y) shall not apply to any permits, licenses, authorizations, orders and approvals of, or filings, applications and registrations with, the Securities and Exchange Commission); and

                           (iii)    has received since December 31, 1999, no
written notification or communication from any Governmental Authority, nor do they have Knowledge of any earlier issued notification or communication which has not been resolved, (A) asserting that the Company or any of its Subsidiaries, Newco or Transition is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization.

                  (j) Material Contracts; Defaults. Except for this Agreement, the Ancillary Agreements and those agreements and other documents filed as exhibits to the Company Filed SEC Documents, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) any non-competition agreement or other agreement or arrangement that restricts the Company, Newco or Transition from competing in any line of business. Neither the Company nor Newco nor Transition is in default under any such "material contract" or non-competition or other agreement or arrangement, or under any other material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (k) Effect on Other Contracts. The execution, delivery and performance by the Company, Newco and Transition of this Agreement and the Ancillary Agreements, and the consummation of the Transactions, will not result in (i) an acceleration of, vesting of, or other modification of the terms of, any Right (including, without limitation, outstanding options granted under any Company Plan) or restricted stock award, (ii) the acceleration or coming due of any liability or obligation of the Company of any of its Subsidiaries, (iii) the incurrence by the Company or any of its Subsidiaries of any additional charge, cost or expense under any agreement or other contractual arrangement with any third party, or (iv) any other increase in the liabilities and obligations of, or any diminution of the rights of, the Company or any of its Subsidiaries under any such agreement or arrangement, in each case other than as set forth on
Section 6.01(k) of the Company Disclosure Schedule.

                  (l) No Brokers. No action has been taken by the Company, Newco or Transition, or any of their respective officers, directors or employees, that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Donaldson, Lufkin & Jenrette (the "Company Financial Advisor") pursuant to the Company's written agreement with such firm, a true and complete copy of which has been furnished to Nortel Networks prior to the date of this Agreement.

                  (m)      Employee Benefits; Employee Relations.

                           (i)      Section 6.01(m)(i) of the Company Disclosure
Schedule contains a complete and correct list of each material Company Plan. With respect to each material Company Plan, true and complete copies have been provided to Nortel Networks of the Plan document or agreement, including any amendments thereto, or, with respect to any material Company Plan that is not in writing, a description thereof and, to the extent applicable, the three (3) most recent required Internal Revenue Service Form 5500, including all schedules thereto, the most recent qualification determination and any communications to or from any Governmental Authority, including a written description of any oral communication.

                           (ii)     Each Company Plan has been operated and
administered, and is, in compliance with its terms and all applicable Legal Requirements (including ERISA and the Code and any regulations thereunder). There are no actions, suits, claims or governmental audits (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened with respect to any Company Plan.

                           (iii)    Except as set forth in Section 6.01(m)(iii)
of the Company Disclosure Schedule, no Company Plan is, and neither the Company nor any Subsidiary thereof contributes to or has any liability or obligation with respect to any Plan that is, (A) a multi-employer plan within the meaning of Section 4001(a)(3) of ERISA, (B) any single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or
(C) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA.

                           (iv)     Each Company Plan that is intended to
qualify under Section 401(a) and/or 401(k) of the Code so qualifies and its trust is exempt from taxation under Section 501(a) of the Code. The Company and its Subsidiaries have timely paid all material contributions, premiums and expenses payable to or in respect of each Company Plan under the terms thereof and in accordance with applicable Legal Requirements, including ERISA and the Code, and, to the extent any such contributions, premiums or expenses are not yet due, the liability therefor has been properly and adequately accrued on the Company's financial statements included in its Quarterly Report on Form 10-Q for the period ended June 30, 2000, as required under GAAP.

                           (v)      Neither the Company nor any of its
Subsidiaries has incurred, either directly or indirectly (including as a result of an indemnification obligation), any liability (other than for benefits accrued under any Company Plan) under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, and no event, transaction or condition has occurred, exists or is expected to occur which could reasonably be expected to result in any such liability to the Company, any of its Subsidiaries or, after the Effective Time, Surviving Corporation or any of its affiliates.

                           (vi)     Except as set forth in Section 6.01(m)(vi)
of the Company's Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (A) entitle any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries to any increased or modified benefit or payment; (B) increase the amount of compensation due to any such employee, consultant, officer or director; (C) accelerate the vesting, payment or funding of any compensation, stock-based benefit, incentive or other benefit; (D) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or
(E) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code or any similar foreign Legal Requirements.

                           (vii)    Except as set forth in Section 6.01(m)(vii)
of the Company Disclosure Schedule, (A) no collective bargaining agreement exists that is binding on the Company or its Subsidiaries; (B) no proceeding has been instituted with any Governmental Authority for the purpose of obtaining recognition of a bargaining representative with respect to such employees; (C) there is no labor strike, slow down or work stoppage pending, or to the Knowledge of the Company, threatened against the Company or its Subsidiaries and there are no pending or threatened claims, disputes, controversies, grievances or proceedings relating to any prospective, current or former employee or group of such employees of the Company or its Subsidiaries alleging a material breach or material violation of an employment-related Legal Requirement; (D) the Company and its Subsidiaries are in material compliance with applicable employment-related Legal Requirements; and (E) to the Knowledge of the Company, no organizing activity has been undertaken or is threatened with respect to any employees of the Company or its Subsidiaries;

                           (viii)   To the Knowledge of the Company all
individuals who are performing or have performed consulting or other services for the Company or any of its Subsidiaries, whether as consultants, independent contractors, agents or otherwise, are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Effective Date, will qualify for such classification. There are no pending, or to the Knowledge of the Company, threatened material claims, disputes, controversies, grievances or proceedings against the Company or any of its Subsidiaries relating to any such individual.

                  (n) Takeover Laws. The Company Board has validly approved this Agreement, and the transactions contemplated hereby (including the Merger) for purposes of Section 203 of the DGCL. Except for Section 203 of the DGCL (which has been rendered inapplicable), no "moratorium," "control share," "fair price" or other anti-takeover laws and regulations of any state (collectively, "Takeover Laws") are applicable to the Merger or the other transactions contemplated by this Agreement.

                  (o)      Environmental Matters.

                           (i)      As used in this Agreement, "Environmental
Laws" means all applicable local, state, provincial, federal and foreign environmental, health and safety laws (including common law) and regulations in effect on the date of this Agreement, relating to the protection of human health and safety as affected by exposure to pollutants, contaminants, or hazardous or toxic wastes, substances or materials or the protection of the environment including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, Toxic Substances Control Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

                           (ii)     (x) Currently and during the last five
years, neither the conduct or operations of the Company or any of its Subsidiaries, nor any condition of any property presently or previously owned, leased or operated by any of them, materially violates or violated any Environmental Laws and (y) no condition exists or has existed, and no event has occurred, with respect to any of them or any such property that is reasonably likely to result in any material liability under any Environmental Laws on the part of the Company, Newco or Transition. Neither the Company nor any of its Subsidiaries has received any notice, or has any reason to believe that it will receive a notice, from any Governmental Authority or third party alleging that the Company or any of its Subsidiaries, or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them, are or were in material violation of or otherwise are alleged to have material liability under any Environmental Laws, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, radioactive materials or hazardous or toxic wastes, substances or materials (collectively, "Hazardous Materials") at, on, beneath, or originating from any such property, or at any off-site location where the Company or any of its Subsidiaries disposed or arranged (by contract, agreement or otherwise) for the disposal of such Hazardous Materials.

                           (iii)    None of the property currently owned, leased
or operated by the Company or by its Subsidiaries is subject to, or as a result of the Transactions would be subject to, (i) the New Jersey Industrial Site Recovery Act or any other state or local Environmental Laws which would impose restrictions on the Transactions, such as notice, disclosure or advance approval requirements, or (ii) any material Liens under any Environmental Laws.

                  (p)      Intellectual Property.

                           (i)      Except as set forth in Section 6.01(p)(i) of
the Company Disclosure Schedule, the Company and its Subsidiaries own or are licensed to use all material Intellectual Property Rights currently used in the business or products of the Company or its Subsidiaries or necessary to conduct the business of (or manufacture or sell the products of) the Company and its Subsidiaries as currently conducted or currently anticipated to be conducted (the "Company Intellectual Property Rights"). Each material item of Company Intellectual Property Rights will be owned or available for use by Company and Subsidiaries immediately following the Merger on substantially identical terms and conditions as it was immediately prior to the Merger.

                           (ii)     The Company and its Subsidiaries have good
and valid title to all material Company Intellectual Property Rights owned by any of them and valid and enforceable license rights to all Company Intellectual Property Rights used under license, free and clear, of all Liens, and other than as set forth in Section 6.01(p)(ii) of the Company Disclosure Schedule. All material Company Intellectual Property Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time.

                           (iii)    The Company and its Subsidiaries have a
practice to secure, and have secured, from all consultants and contractors who contribute or have contributed to the creation or development of Company Intellectual Property Rights valid written assignments by such persons to the Company and its Subsidiaries of the rights to such contributions the Company and its Subsidiaries do not already own by operation of law. The Company and its Subsidiaries have taken reasonable and appropriate steps to protect and preserve the confidentiality of all of their Trade Secrets and to protect the proprietary nature of each other item of Company Intellectual Property Rights. Except as set forth in Section 6.01(p)(iii) of the Company Disclosure Schedule, there are no, and the Company has no claims for, unauthorized uses, disclosures or infringements of any material Company Intellectual Property Rights, and disclosures to any Person of Trade Secrets that comprise any part of the Company Intellectual Property Rights has been pursuant to the terms of a written agreement with such Person, and all use by the Company and its Subsidiaries of Trade Secrets owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful. Except as set forth in Section 6.01(p)(iii) of the Company Disclosure Schedule, to the Company's Knowledge, all uses by other Persons of Company Intellectual Property Rights have been pursuant to the terms of a written Contract. Except as set forth in
Section 6.01(p)(iii) of the Company Disclosure Schedule, neither the Company Intellectual Property Rights nor the use or other exploitation thereof by the Company or its Subsidiaries (or any consultant, contractor or employee of the Company and its Subsidiaries who contributes to or has contributed to or participated in the creation or development of material Company Intellectual Property Rights) in the conduct of their business as is currently conducted or proposed to be conducted, nor any product or service of the Company or its Subsidiaries, infringes on, misappropriates, breaches or violates any third party Intellectual Property Rights.

                           (iv)     Except as set forth in Section 6.01(p)(iv)
of the Company Disclosure Schedule, neither the Company nor any of its
Subsidiaries: (A) has been notified or is otherwise aware of any actual or threatened adverse proceeding of any Person pertaining to any challenge to the scope, validity or enforceability of, or the Company's ownership of, any of the material Company Intellectual Property Rights or (B) is the subject of any claim of infringement or misappropriation by the Company or any of its Subsidiaries of any third party Intellectual Property Rights.

                  (q)      Tax Matters.

                           (i)      (A)      All returns, declarations, reports,
estimates, information returns and statements required to be filed on or before the Effective Date under federal, state, local or any foreign tax laws ("Tax Returns") with respect to it or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired, except where a failure or failures to so file would not, individually or in the aggregate, be expected to be material; (B) all material Tax Returns filed by the Company are complete and accurate in all material respects; (C) all Taxes due and payable (without regard to whether such Taxes have been assessed) have been paid or adequate reserves have been established for the payment of such Taxes unless a failure to do so involved less than $5,000,000 and all such failures did not exceed $5,000,000 in the aggregate; (D) the proper and accurate amounts have been withheld from all employees (and timely paid to the appropriate Governmental Authority or set aside in an account for such purposes) for all periods through the Effective Date in compliance in all material respects with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment tax withholding for all types of compensation); (E) neither the Company nor any of its Subsidiaries is a party to any tax sharing or similar agreement or any agreement pursuant to which it or any of its Subsidiaries has an obligation to indemnify any party (other than it or one of its Subsidiaries) with respect to Taxes; (F) all Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate reserves have been established for the payment thereof; and (G) no audit or examination or refund litigation with respect to any Tax Return is pending or threatened.

                           (ii)     The Company, Newco and Transition have no
reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code and as an exchange under Section 351 of the Code or the Contribution, taken together with the Merger, from being treated as an exchange under Section 351 of the Code.

                           (iii)    Neither the Company nor any Subsidiary has
any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

                           (iv)     Except as set forth in Section 6.02(q)(iv)
of the Company Disclosure Schedule, neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members.

                           (v)      Neither the Company nor any Subsidiary has
undergone a change in its method of accounting resulting in a material adjustment to its taxable income pursuant to Section 481(a) of the Code.

                           (vi)     Except with regard to the Merger and other
transactions contemplated by this Agreement, neither Newco nor the Company currently has any plan or intention to liquidate, merge with another entity (including each other) or otherwise cease to exist, to transfer any of the assets thereof other than in the ordinary course of business, to transfer any interest in the Existing Venture or cause the Existing Venture to liquidate, merge with another entity or otherwise cease to exist, or to transfer any of the assets thereof other than in the ordinary course of business. As of the date of consummation of the transactions contemplated by this Agreement, Newco and the Company have no plan or intention to engage in a transaction that (i) would be an Integrated Transaction (as defined in Section 7.14 hereof) and (ii) would cause Nortel Networks LLC and the stockholders of the Company immediately before the transactions contemplated by this Agreement and any Integrated Transferors (as defined in Section 7.14 hereof) not to be in control (within the meaning of Section 368(c) of the Code) of Newco immediately after the transactions contemplated by this Agreement.

                  (r) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or instrumentality are necessary to consummate the Merger except (i) as may be required under, and other applicable requirements of, the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada) and antitrust or other competition laws of other jurisdictions; (ii) the filing with the SEC of the Company Proxy Statement and the filing and declaration of effectiveness of the Registration Statement; (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (iv) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Newco Common Shares Stock in the Transactions; and (v) as may be required under Section 721 of the U.S. Defense Production Act of 1950, as amended, and the rules promulgated thereunder ("Exon-Florio") and the rules and regulations promulgated by the U.S. Department of Defense.

                  (s) Fairness Opinion. The Company Financial Advisor has delivered its opinion to the Company Board that the consideration payable by the Company in respect of the Contribution is fair, from a financial point of view, to the holders of Company Common Stock and such opinion has not been withdrawn.

                  (t) No Material Adverse Effect. Since June 30, 2000, and until the date hereof, the Company, Newco and Transition have conducted their respective businesses each in the ordinary course (excluding the incurrence of reasonable and customary liabilities related to this Agreement and the transactions contemplated hereby). Since June 30, 2000, and until the date hereof, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 6.01 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to the Company, Newco or Transition.

                  (u) Financing Commitment Letters. The financing commitment letters previously delivered by the Company to Nortel Networks are true and correct, have not been amended or rescinded as of the date hereof, and the Company has no reason to believe that it would not be able to close on the financing referenced in such commitment letters on the terms set forth therein. Such commitment letters are attached as Exhibit A.

         6.02. Representations and Warranties of Nortel Networks and Nortel Networks LLC. Except as set forth in the Nortel Networks Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Nortel Networks and Nortel Networks LLC hereby represent and warrant to the Company as follows:

                 (a) Organization, Standing and Authority. Each of Nortel Networks and Nortel Networks LLC (x) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (y) is duly qualified to do business and, as applicable, is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be duly organized, validly existing, in good standing, or duly qualified does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel Networks or Nortel Networks LLC. Each of Nortel Networks and Nortel Networks LLC has in effect all federal, provincial, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where failure to have in effect such authorizations does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel Networks or Nortel Networks LLC.

                  (b) Corporate Power. Each of Nortel Networks and Nortel Networks LLC has the corporate or limited liability company (as applicable) power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Nortel Networks and Nortel Networks LLC has the corporate or limited liability company (as applicable) power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement to which it is a party and to consummate the Transactions.

                  (c)      Corporate Authority.

                           (i)      This Agreement, the Ancillary Agreements and
the Transactions have been duly authorized and approved by all necessary corporate action of Nortel Networks and Nortel Networks LLC and their respective Board of Directors and Managing Member prior to the date hereof (which action has not been rescinded or modified in any way). The execution and delivery of this Agreement and the Ancillary Agreements by Nortel Networks and Nortel Networks LLC and the consummation by Nortel Networks and Nortel Networks LLC of the Transactions have been duly authorized by all requisite corporate or limited liability company (as applicable) action on the parts of Nortel Networks and Nortel Networks LLC. No other corporate proceedings on the parts of Nortel Networks and Nortel Networks LLC are necessary to authorize this Agreement and the Transactions.

                           (ii)     Each of this Agreement and the Ancillary
Agreements is, or in the event that such Ancillary Agreement is to be entered into at Closing, will be a legal, valid and binding agreement of each of Nortel Networks and Nortel Networks LLC (to the extent that it is a party thereto), enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

                  (d) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 6.02(h), the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the Transactions by Nortel Networks and Nortel Networks LLC (to the extent that they are a party thereto), do not and will not (i) constitute a material breach or violation of, or a material default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Nortel Networks or Nortel Networks LLC or to which Nortel Networks or Nortel Networks LLC or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or by-laws of Nortel Networks or certificate of formation or operating agreement of Nortel Networks LLC, or (iii) require any consent or approval under any such material law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a Material Adverse Effect on Nortel Networks or Nortel Networks LLC and would not prevent or materially impair Nortel Networks or Nortel Networks LLC's ability to consummate the Transactions. Section 6.02(d) of the Nortel Networks Disclosure Schedule contains a list of all consents of third parties required under any material agreement to be obtained by Nortel Networks or Nortel Networks LLC prior to, or as a result of, the consummation of the Transactions.

                  (e) Investment Intent. Nortel Networks LLC is acquiring the Newco Shares for its own account and not with a view of their distribution within the meaning of Section 2(11) of the Securities Act.

                  (f) Litigation. Except as previously disclosed, no litigation, claim or other proceeding before any Governmental Authority specifically intended to enjoin or otherwise adversely affect the Transactions is pending or, to Nortel Networks or Nortel Networks LLC's Knowledge, threatened against Nortel Networks or any of its Subsidiaries.

                  (g) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid by Nortel Networks to
J. P. Morgan Securities Inc.

                  (h) Regulatory Approvals. Provided that either (A) the Company and its Subsidiaries have no assets in Canada, or (B) the Company and its Subsidiaries have (x) assets in Canada of less than 35 million Canadian Dollars, and (y) Canada-based revenues of less than 35 million Canadian Dollars, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary for Nortel Networks and Nortel Networks LLC to consummate the Merger except for (i) as may be required under, and other applicable requirements of, the HSR Act, the Competition Act (Canada), and antitrust or other competition laws of other individual countries in Europe;
(ii) the filing with the SEC of the Company Proxy Statement in definitive form and the filing and declaration of effectiveness of the Registration Statement;
(iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (iv) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Newco Common Shares in the Transactions; and (v) as may be required under Exon-Florio and the rules and regulations promulgated by the U.S. Department of Defense; and (iv) such filings and actions as may be required under the New Jersey Industrial Site Recover Act and its implementing regulations.

                  (i) Title to Existing Venture Interest. Nortel Networks LLC has good and valid title to its Interest (as such term is defined in the Existing Venture Operating Agreement), free and clear of all liens.

                  (j)      Existing Venture Employee Benefits; Employee
Relations.

                           (i)      As of the date hereof, the employees of
Existing Venture are set forth in Section 6.02(j)(i) of the Nortel Networks Disclosure Schedule (at the request of the Company, Nortel Networks will update
Section 6.02(j)(i) of the Nortel Networks Disclosure Schedule from time to time beginning with the date hereof through the Closing).

                           (ii)     Section 6.02(j)(ii) of the Nortel Networks
Disclosure Schedule contains a complete and correct list of each Existing Venture Plan. Except as set forth in Section 6.02(j)(ii) of the Nortel Networks Disclosure Schedule, with respect to each Existing Venture Plan, true and complete copies have been provided to the Company of the Plan document or agreement, including any amendments thereto, or, with respect to any Existing Venture Plan that is not in writing, a description thereof and, to the extent applicable, the three (3) most recent required Internal Revenue Service Form 5500, including all schedules thereto, the most recent qualification determination and any communications to or from any Governmental Authority, including a written description of any oral communication.

                           (iii)    Each Existing Venture Plan has been operated
and administered, and is, in compliance with its terms and all applicable Legal Requirements (including ERISA and the Code and any regulations thereunder). There are no actions, suits, claims or governmental audits (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of Nortel Networks and Nortel Networks LLC, threatened with respect to any Existing Venture Plan.

                           (iv)     Except as set forth in Section 6.02(j)(iv)
of the Nortel Networks Disclosure Schedule, no Existing Venture Plan is, and Existing Venture does not contribute to or have any liability or obligation with respect to any Plan that is, (A) a multi-employer plan within the meaning of
Section 4001(a)(3) of ERISA, (B) any single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or (C) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA. Except as set forth in Section 6.02(j)(iv) of the Nortel Networks Disclosure Schedule, Existing Venture neither is nor has been a party to any collective bargaining or other collective labor agreement or understanding.

                           (v)      Each Existing Venture Plan that is intended
to qualify under Section 401(a) and/or 401(k) of the Code so qualifies and its trust is exempt from taxation under Section 501(a) of the Code. Existing Venture has timely paid all material contributions, premiums and expenses payable to or in respect of each Existing Venture Plan under the terms thereof and in accordance with applicable Legal Requirements, including ERISA and the Code, and, to the extent any such contributions, premiums or expenses are not yet due, the liability therefor has been properly and adequately accrued on Existing Venture's financial statements, as may be required under U.S. GAAP.

                           (vi)     Existing Venture has not incurred either
directly or indirectly (including as a result of an indemnification obligation), any liability (other than for benefits accrued under any Existing Venture Plan), under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans with respect to any Existing Venture Plan, and no event, transaction or condition has occurred, exists or is expected to occur which could reasonably be expected to result in any such liability to Existing Venture or any of its affiliates under any Existing Venture Plan.

                           (vii)    To the Knowledge of Nortel Networks and
Nortel Networks LLC, all individuals who are performing or have performed consulting or other services for Existing Venture, whether as consultants, independent contractors, agents or otherwise, are or were correctly classified by Existing Venture as either "independent contractors" or "employees" as the case may be, and, at the Effective Date, will qualify for such classification. Except as set forth in Section 6.02(j)(vii) of the Nortel Networks Disclosure Schedule, there are no pending or, to the knowledge of Nortel Networks and Nortel Networks LLC, threatened material claims, disputes, controversies, grievances or proceedings against the Existing Venture relating to any such individual.

         6.03. Representations and Warranties of Existing Venture. Except as set forth in the Existing Venture Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Existing Venture hereby represents and warrants to the Company as follows:

                  (a) Existing Venture Financial Reports. Existing Venture has provided the Company with the following financial statements: (i) audited consolidated balance sheets and statements of income, changes in members' equity and cash flow as of and for the fiscal years ended December 31, 1997, 1998 and 1999 for Existing Venture, including the report thereon of Deloitte & Touche LLP, independent certified public accountants (the "Existing Venture Audited Financial Statements"), and (ii) unaudited consolidated balance sheets and statements of income, changes in members' equity and cash flow (the "Most Recent Existing Venture Financial Statements") as of and for the period ended September 30, 2000 for Existing Venture. The Existing Venture Audited Financial Statements (including the notes thereto) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period covered thereby, present fairly the financial condition of Existing Venture as of such dates and the results of operations of Existing Venture for such periods, are correct and complete in all material respects, and are consistent with the books and records of Existing Venture. Except where failure to do so does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Existing Venture, the Most Recent Financial Statements were prepared in a manner consistent with the way in which the Existing Venture Audited Financial Statements were prepared, are consistent with the Existing Venture's corporate books and records, present fairly the financial condition of the Existing Venture as of such date and the results of operations of the Existing Venture for such period, and are correct and complete in all material respects (in each case subject to normal year-end adjustments and lack footnotes and other presentation items).

                  (b) Existing Venture Compliance with Laws. Existing Venture, to the Knowledge of Existing Venture:

                           (i)      is in compliance with all applicable
federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, except where failure to so comply does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Existing Venture;

                           (ii)     has all permits, licenses, authorizations,
orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to conduct its business substantially as presently conducted, and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its Knowledge, no suspension or cancellation of any of them is threatened, except for (x) failures to hold such permits, licenses, authorizations, orders and approvals and (y) failures to make such filings, applications, and registrations, which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Existing Venture; and

                           (iii)    has received since December 31, 1999, no
written notification or communication from any Governmental Authority (A) asserting that Existing Venture is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization, in either event as would have, or would reasonably be expected to have a Material Adverse Effect on Existing Venture.

                                   ARTICLE VII
                                    COVENANTS

         Each of the Company, Transition and Newco hereby covenants to and agrees with Nortel Networks, and each of Nortel Networks and Nortel Networks LLC hereby covenants to and agrees with the Company, that:


         7.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable (including obtaining any consents of third parties required under any agreement to be obtained by it or its subsidiaries prior to, or as a result of, the consummation of the Transactions so that such agreement is not terminable as a result of the Transactions), or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions and shall cooperate fully with the other party hereto to that end. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, which parties consist, for the avoidance of doubt, of Transition, Newco and the Company (as such rights may be affected by this Agreement and the Ancillary Agreements), or to vest Newco with full title to Nortel Networks LLC's interest in the Existing Venture (as such interest may be affected by this Agreement and the Ancillary Agreements), the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action, at the sole expense of Newco, as may be reasonably requested by Newco.

         7.02. Stockholder Approvals. The Company shall take, in accordance with this Agreement, applicable law, applicable NASD rules and its certificate of incorporation and by-laws, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Transactions and any other matters required to be approved by the Company's stockholders for consummation of the Merger and the Contribution (including any adjournment or postponement, (the "Company Meeting") as promptly as practicable within the time periods therefor required by the certificate of incorporation and the by-laws of the Company and applicable Legal Requirements. The Company Board, shall at all times recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders.

         7.03.    Registration Statement.

                  (a) Each of Nortel Networks, Newco, Transition, Nortel Networks LLC, the Existing Venture and the Company agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Newco with the SEC in connection with the issuance of Newco Common Shares in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Company Proxy Statement") and all related documents), including (to the extent the information to be used in preparation of the same can be obtained without unreasonable effort, it being agreed that having audits of LANcity financial statements performed for periods prior to March 31, 1999, does not constitute unreasonable effort provided that the underlying financial data is available to Nortel Networks) through the provision of any necessary audited financial statements with respect to the assets contributed to the Existing Venture pursuant to the Asset Sale and Contribution Agreement between Nortel Networks LLC and the Existing Venture dated as of March 31, 1999. The Registration Statement and the Company Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Provided the other party has cooperated as required above, the Company agrees to file the Company Proxy Statement in preliminary form with the SEC as promptly as practicable, and Newco agrees to file the Registration Statement with the SEC as promptly as practicable after any SEC comments with respect to the preliminary Company Proxy Statement are resolved or at such earlier time as Newco may elect. Each of Nortel Networks, Newco, Transition, Nortel Networks LLC and the Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement and the Company Proxy Statement, as the case may be, to the other party, and advise the other party of any oral comments with respect to the Registration Statement or the Company Proxy Statement received from the SEC. Each of Nortel Networks, Newco, Transition, Nortel Networks LLC and the Company agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof, and the Company agrees to mail the Company Proxy Statement to its shareholders as promptly as practicable after the Registration Statement is declared effective. Newco also agrees to use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to Newco all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of Nortel Networks, the Existing Venture and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in
(i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Company Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (c) Newco agrees to advise Nortel Networks, promptly after Newco receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of Newco Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  (d) Nortel Networks shall be entitled to participate in all oral, and to provide prior comments on and receive copies of all written communications with the SEC with regard to inclusion (or lack thereof) in the Registration Statement and/or the Company Proxy Statement of audited financial statements of the Existing Venture for periods prior to March 31, 1999 covering the assets and business contributed to the Existing Venture by Nortel Networks LLC pursuant to the Asset Sale and Contribution Agreement between them, dated as of March 31, 1999. To the extent that Nortel Networks so elects, Nortel Networks' counsel shall have the right to direct the SEC communications process with respect to the matters described in the preceding sentence and, to the extent that Nortel Networks' counsel elects to exercise such right, the Company and its counsel shall cooperate therewith.

         7.04. Press Releases. Nortel Networks and the Company shall jointly agree on an initial press release with respect to the Transactions. The Company will not, without the prior approval of Nortel Networks, issue any other press release or written statement for general circulation (including any written statement circulated to employees, customers or other third parties) relating to the Transactions contemplated hereby, except, based on the advice of counsel, as otherwise required by applicable law or regulation or NASD rules and only after consulting, or using its reasonable best efforts to consult, with Nortel Networks.

         7.05.    Access; Information.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company and its Subsidiaries shall afford to the officers, employees, counsel, accountants and other authorized representatives of Nortel Networks, reasonable access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period; it shall furnish promptly to Nortel Networks (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of it as Nortel Networks may reasonably request; provided that such information may not be used for any purpose unrelated to the consummation of the Transactions. The Company shall promptly inform Nortel Networks of any material litigation, claim or other proceeding before any court or other governmental authority that arises following the date of this Agreement and any material development in any such existing material litigation, claim or other proceeding. The Company and its Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or agreement. Nortel Networks and the Company shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Existing Venture shall afford to the officers, employees, counsel, accountants and other authorized representatives of the Company and Nortel Networks, reasonable access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period; it shall furnish promptly to the Company and Nortel Networks (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, if any, and (ii) all other information concerning the business, properties and personnel of it as the Company may reasonably request; provided that such information may not be used for any purpose unrelated to the consummation of the Transactions contemplated by this Agreement. The Existing Venture shall promptly inform the Company and Nortel Networks of any material litigation, claim or other proceeding before any court or other governmental authority that arises following the date of this Agreement and any material development in any such existing material litigation, claim or other proceeding. The Existing Venture shall not be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or agreement. The Existing Venture, the Company and Nortel Networks shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (c) Subject to the requirements of applicable law, all non-public information provided by the Company to Nortel Networks and Nortel Networks to the Company and the Existing Venture pursuant to this Agreement or otherwise will remain subject to the obligations of Nortel Networks and the Company under the Confidentiality Agreement.

                  (d) No investigation by a party, pursuant to this Section 7.05 or otherwise, shall affect or be deemed to modify any representation or warranty of the other party contained herein.

         7.06. Affiliate Agreements. The Company shall use its reasonable best efforts to cause each person who may be deemed to be an "affiliate" of it (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act, to execute and deliver to Newco on or before the date of mailing of the Company Proxy Statement (or, in the case of any person identified as a possible Company Affiliate after such date, as promptly thereafter as possible) an agreement in the form attached hereto as Exhibit B.

         7.07. Takeover Laws. No party shall take any action that would cause the Transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of), or minimize the effect on, the Transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, as now or hereafter in effect, including, without limitation, Section 203 of the

DGCL or any other Takeover Laws that purport to apply to this Agreement or the Transactions contemplated hereby.

         7.08. Shares Listed. Newco shall use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq, subject to official notice of issuance, the Newco Shares and shares of Newco Common Stock to be issued to the holders of Company Common Stock in the Merger and upon exercise of Company Stock Options to be assumed by Newco by reason of the Merger.

         7.09.    Regulatory Applications.

                  (a) Nortel Networks and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts
(i) to prepare all documentation, to effect all filings (including, without limitation, filings under the HSR Act and applicable antitrust or other competition laws of other jurisdictions) and to obtain all permits, consents, approvals and authorizations of all third parties (at the sole expense of the Company and Newco with respect to non-governmental filings) and Governmental Authorities necessary to consummate the Transactions contemplated by this Agreement and (ii) to cause the Merger and the Contribution to be consummated as expeditiously as reasonably practicable, including, without limitation, seeking an early termination of the HSR Act waiting period; provided, however, that, notwithstanding anything to the contrary in this Agreement, a failure by Nortel Networks or any of its Subsidiaries to disclose, in response to any "second request" under the HSR Act, any information which Nortel Networks deems, in good faith due to the confidential and material nature of such information, to be inappropriate for such disclosure shall not constitute, or be deemed to constitute, a breach of this Section 7.09(a) if the relevant Governmental Authority does not agree, prior to any such disclosure, to accord confidential treatment to such information. Each of Nortel Networks and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the Transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the Transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority; provided, however that nothing in this Section 7.09(b) shall require the release by Nortel Networks or Nortel Networks LLC of internal or otherwise confidential information.

                  (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 7.09(a) and (b), if any objections are asserted with respect to the Transactions contemplated by this Agreement under any Regulatory Law or if any suit is instituted or threatened by any Governmental Authority or any private party challenging any of the Transactions contemplated by this Agreement as violative of any Regulatory Law, each of Nortel Networks and the Company shall use its reasonable efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such Transactions under such Regulatory Law so as to permit consummation of the Transactions contemplated by this Agreement, and if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Nortel Networks and the Company shall cooperate in all respects with each other and use its respective reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits, prevents or restricts consummation of the Transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.09 shall limit a party's rights under Sections 8.01(b) and 9.01(d) so long as such party has theretofore complied in all respects with its obligations under this
Section 7.09.

                  (d) Nothing contained in this Section 7.09 shall require the Company or Newco or any of their respective Subsidiaries to sell or otherwise dispose of, or to hold separately, or permit the sale or other disposition of, any assets of Newco, the Company or their respective Subsidiaries, or require Newco to refrain from exercising full authority over the Company and its Subsidiaries after the Effective Time, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.

         7.10.    Indemnification.

                  (a) Following the Effective Date and until the expiration of any applicable statutory limitations period, Newco shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (including the Existing Venture) (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions contemplated by this Agreement) to the fullest extent that the Company is permitted to indemnify its directors and officers under the laws of the State of Delaware, the Company Certificate and the Company's by-laws as in effect on the date hereof (and Newco shall also advance expenses as incurred to the fullest extent permitted under applicable law).

                  (b) Any Indemnified Party wishing to claim indemnification under Section 7.10(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Newco thereof; provided, that the failure so to notify shall not affect the obligations of Newco under
Section 7.10(a) unless and to the extent such failure materially increases Newco's liability under such subsection (a).

                  (c) If Newco or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Newco shall assume the obligations set forth in this Section 7.10.

         7.11.    Certain Employee Benefit Matters.

                  To the extent applicable, Newco and the Company shall each take such reasonable steps as are required to cause the disposition and acquisition of equity securities (including derivative securities) pursuant to
Article III of this Agreement in connection with the consummation of the Merger by each individual who is an officer or director of the Company to qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) promulgated under the Exchange Act.

         7.12. Accountants' Letters. The Company shall use its reasonable best efforts to cause to be delivered to Nortel Networks a letter of Ernst & Young L.L.P., independent auditors ("E&Y"), and Nortel Networks shall use its reasonable best efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP, independent auditors ("Deloitte"), each dated a date within two Business Days of the date on which the Registration Statement shall become effective and addressed to such other party, and in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

         7.13.    Notification of Certain Matters.

                  (a) Each of the Company and Nortel Networks shall give prompt notice to the other of any fact, event or circumstance known to it that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                  (b) Nortel Networks shall promptly notify the Company, and the Company shall promptly notify Nortel Networks, in writing, of any notice or other communication from any regulatory authority or self-regulatory organization in connection with the Transactions contemplated by this Agreement.

                  (c) Each of Nortel Networks and the Company shall promptly notify the other of any fact, event or circumstance known to it that could reasonably be expected to, individually or taken together with all other facts, events and circumstances known to it, cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code or the Contribution to constitute an exchange under Section 351 of the Code.

         7.14.    Certain Tax Matters.

                  (a) Each of Nortel Networks, Nortel Networks LLC, Newco and the Company will use its reasonable best efforts to cause (i) the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code and to constitute an exchange under Section 351 of the Code (including without limitation by refraining from taking any action inconsistent with such treatment of the Contribution and the Merger after the Closing), (ii) the Contribution to constitute an exchange under Section 351 of the Code (including without limitation by refraining from taking any action inconsistent with such treatment of the Contribution and the Merger after the Closing), and (iii) to timely satisfy, or cause to be timely satisfied, all applicable tax reporting and filing requirements contained in the Code and with respect to the Merger and the Contribution. For the avoidance of doubt, the provisions of this Section 7.14 shall survive Closing.

                  (b) Prior to or after the Effective Time, the Company will not engage in a transaction that, by itself or in combination with other transactions engaged in by the Company, (i) would be integrated with the transactions contemplated by this Agreement for U.S. federal income tax purposes (an "Integrated Transaction") and (ii) would cause Nortel Networks LLC and the stockholders of the Company immediately before the transactions contemplated by this Agreement and any Integrated Transferors (as defined below) not to be in control (within the meaning of Section 368(c) of the Code) of Newco immediately after the transactions contemplated by this Agreement. For purposes of this Agreement, an "Integrated Transferor" includes any Person who receives shares of Newco in an Integrated Transaction and would be treated as a transferor of property to Newco in such transaction for purposes of Section 351 of the Code.

         7.15. Supplemental Indenture. Newco shall enter into a Supplemental Indenture to the Indenture (the "Indenture") dated as of May 8, 1998, between the Company and The Bank of New York, required by Article V thereof as a result of the Merger. Newco shall take appropriate steps to ensure that shares of Newco Common Stock shall be issued, in accordance with the terms of such Indenture, upon the conversion after the Effective Time of Notes issued under the Indenture.

         7.16. Voting of Shares. The Company shall use reasonable efforts to obtain, prior to the effectiveness of the Registration Statement, a commitment from the Company's officers and directors, other than Mr. John Ian Craig, and AT&T to vote their shares in favor of the Transactions.

        7.17. Financing. Each of the Company and Newco shall use reasonable best efforts to close on the financing referenced in the commitment letters described in Section 6.01(u) above.

         7.18. Restrictions on the Company's Business. The Company shall provide Nortel Networks with written notice at least ten (10) days prior to the Company's entering into any agreement or transaction that places a restriction on the business of the Company (unless it is not able to give ten (10) days prior notice in which event it will give as much notice as practicable) .

         7.19. Existing Venture Employees. Company shall provide, at a minimum, employment terms and conditions that are equal to, in all material respects, those terms and conditions listed on Section 7.19 of the Company Disclosure Schedule, and the attachments thereto, to Existing Venture employees. If the Company, using all reasonable best efforts, is unable to provide any such term or condition of employment, Nortel Networks and Company shall negotiate in good faith the replacement of such term or condition. Not less than ten calendar days prior to the Effective Date, Company shall provide evidence reasonably satisfactory to Nortel Networks that any term or condition that is not in effect as of the date hereof shall be in effect as of the Effective Time or, if later, such time provided in Section 7.19 of the Company Disclosure Schedule.

         7.20. No Solicitation or Employment by Nortel Networks. Unless otherwise agreed by Company, during the twelve (12) month period immediately following the Effective Date, Nortel Networks shall not solicit for employment or hire any Existing Venture employees or former Existing Venture employees who voluntarily terminate their employment with Existing Venture during such period; provided, however, that nothing in this Section 7.20 shall prevent Nortel Networks from (i) conducting generalized employment searches, by advertisements, engaging firms to conduct searches, or by other means ("Employment Searches"), that are not directed at such employees or former employees, or (ii) hiring any such employees or former employees identified through such Employment Searches.

         7.21. Remaining Ancillary Agreements. Each of the parties hereto agrees to negotiate in good faith, prior to the Closing, the following agreements:

                  (a)    the Sales Representative/Distribution Agreement;
                  (b)    the Transition Services Agreement;
                  (c)    the Supply and Manufacturing Agreement; and
                  (d)    the Development Agreement,

in each case containing terms consistent with the term sheet therefor attached hereto as part of Exhibit I.

In the event that the parties thereto have not agreed upon the terms of any of the foregoing agreements by five days before the Outside Closing Date, the parties to the unresolved agreements shall submit to binding arbitration with respect solely to the terms of the unresolved agreements in accordance with the following provisions:

                  (i) The arbitration shall be conducted pursuant to the rules of the American Arbitration Association ("AAA") before a single arbitrator based upon written submissions and oral presentations but without any depositions or other discovery. The arbitrator (A) shall be selected by AAA and shall be experienced in commercial transactions and arrangements similar to those comprising the subject matter of the arbitration, and (B) shall have no authority to resolve, or to bind the parties with respect to, any matter or issue not specifically submitted to him or her by the parties for arbitration hereunder. The arbitration shall be conducted in New York, New York.

                  (ii) The arbitrator shall issue a written decision, which decision shall be (A) no more favorable to the Existing Venture than the Existing Venture's most generous written proposal prior to the commencement of arbitration, and (B) no more favorable to each of the other parties than such party's most generous written proposal prior to the arbitration.

                  (iii) The arbitrator's decision shall, to the greatest extent practicable, be based on and incorporate the commercial practices followed by the relevant parties, with respect to the subject matter being considered by the arbitrator, prior to commencement of the arbitration.

                  (iv) Until the arbitrator's decision is rendered, the parties shall continue conducting business consistent with their commercial practices referenced in clause (iii) above.

         7.22. Amendments. Newco shall amend the Newco certificate of incorporation to contain terms identical to the Company's certificate of incorporation as in effect on the date hereof except that there shall be 325,000,000 authorized shares of stock and except that Newco's name shall be changed to "Arris Corporation".

         7.23. Company Employee Savings Plan. The Company shall register its Employee Savings Plan (the "Savings Plan") and interests thereunder with the SEC on an appropriate registration statement under the Securities Act. The Company shall take such steps as are reasonably necessary to close the Company Stock Fund under the Savings Plan to any new investments until such registration statement becomes effective and any required prospectus has been distributed to all participants under the Savings Plan.

                                  ARTICLE VIII
                 CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

         8.01. Conditions to Each Party's Obligation to Effect the Merger and the Contribution. The respective obligation of each of Nortel Networks, Nortel Networks LLC, Newco, Transition and the Company to consummate the Merger and the Contribution is subject to the fulfillment or written waiver by Nortel Networks, Nortel Networks LLC, Newco, Transition and the Company prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approvals. This "agreement of merger" (as that term is used in Section 251 of the DGCL) and the Transactions (including, without limitation, the Contribution) shall have been duly approved by the requisite vote of the stockholders of the Company.

                  (b) Regulatory Approvals. All regulatory approvals required to consummate the Transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to
(i) following the Effective Time, have a Material Adverse Effect on Nortel Networks or on Newco and its Subsidiaries, taken as a whole, or (ii) require the Company or Newco to take any action that it is not required to take under
Section 7.09(d) hereof.

                  (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and enjoins or prohibits consummation of the Merger or the Contribution.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

                  (e) Listing. The shares of Newco Common Stock to be issued in the Merger and as a part of the Contribution, upon exercise of Company Stock Options to be assumed by Newco by reason of the Merger and upon conversion of the Notes shall have received conditional approval for listing on the Nasdaq, subject to official notice of issuance.

                  (f) Financing. The Company, Newco and Existing Venture shall have obtained bank or other financing on terms no less favorable to Newco and the Company than those described in Exhibit A hereto sufficient to make the payments required by Sections 4.01(b) and 4.04(c).

         8.02. Conditions to Obligation of the Company, Transition and Newco. The obligation of the Company to consummate the Merger and the Contribution is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Nortel Networks, Nortel Networks LLC and the Existing Venture set forth in this Agreement (without giving effect to any standard, qualification or exception contained therein with respect to materiality or Material Adverse Effect) shall be true and correct, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel Networks, Nortel Networks LLC or the Existing Venture, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Nortel Networks by an appropriate officer of Nortel Networks to such effect.

                  (b) Performance of Obligations. Nortel Networks and Nortel Networks LLC shall have performed in all material respects (without giving effect to any standard, qualification or exception contained therein with respect to materiality or Material Adverse Effect) all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Nortel Networks by an appropriate officer of Nortel Networks to such effect.

                  (c) Opinion of the Company's Counsel. The Company shall have received an opinion of Troutman Sanders LLP, counsel to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and taken together with the Contribution will constitute an exchange under Section 351 of the Code and, accordingly, without taking into consideration any aspects of the Transactions other than those set forth in this Agreement (and not the Ancillary Agreements),
(i) no gain or loss will be recognized by the Company, Transition or Newco as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of the Company who receives Newco Shares in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon customary and reasonable representations contained in letters from the Company, Transition, Nortel Networks, Nortel Networks LLC and Newco.

                  (d) No Action Seeking Injunction. No Governmental Authority of competent jurisdiction shall have brought an action or proceeding seeking to enjoin or prohibit consummation, or require the unwinding, of the Merger, or to impose substantial penalties as a result of the Merger, which action or proceeding is reasonably likely to succeed.

                  (e) Opinion of Nortel Networks' Secretary. The Company shall have received an opinion of Nortel Networks' Secretary or Assistant Secretary (which may, if Nortel Networks so elects, be based on an opinion of another attorney, including an employee of Nortel Networks or one of its Affiliates, reasonably satisfactory to the Company), dated the Effective Date, in form and substance satisfactory to the Company and its counsel as to (i) with respect to each of Nortel Networks and Nortel Networks LLC, (A) its valid existence and good standing, and (B) its company and corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements (to the extent Nortel Networks or Nortel Networks LLC is a party thereto), (ii) the sufficiency of the form of Instrument of Assignment and Assumption; and (iii) due and valid authorization, and the valid and binding nature, of this Agreement and the Ancillary Agreements.

         8.03. Conditions to Obligation of Nortel Networks and Nortel Networks LLC. The obligations of Nortel Networks and Nortel Networks LLC to consummate the Contribution are also subject to the fulfillment or written waiver by Nortel Networks and Nortel Networks LLC prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of the Company, Newco and Transition set forth in this Agreement (without giving effect to any standard, qualification or exception contained therein with respect to materiality or Material Adverse Effect) shall be true and correct, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, Newco or Transition; and Nortel Networks shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

                  (b) Performance of Obligations. The Company, Newco and Transition shall have performed in all material respects (without giving effect to any standard, qualification or exception contained therein with respect to materiality or Material Adverse Effect) all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Nortel Networks shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

                  (c) Opinion of Nortel Networks' Counsel. Nortel Networks shall have received an opinion of Hale and Dorr LLP, counsel to Nortel Networks, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Contribution will constitute an exchange under Section 351 of the Code. In rendering its opinion, such counsel may require and rely upon customary and reasonable representations contained in letters from the Company, Newco, Transition, Nortel Networks and Nortel Networks LLC.

                  (d) Opinion of the Company's Counsel. Nortel Networks shall have received an opinion of Troutman Sanders LLP, counsel to the Company, dated the Effective Date, in form and substance reasonably satisfactory to Nortel Networks and its counsel, as to (i) with respect to each of the Company, Transition and Newco, (A) its due organization, valid existence and good standing, and (B) its corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements; (ii) the due authorization and valid issuance of the Newco Shares; (iii) the due and valid authorization, and the valid and binding nature, of this Agreement and the Ancillary Agreements; (iv) the non-contravention of the Company's, Newco's and Nortel Networks' charter and by-laws and applicable laws customarily opined on with respect to transactions similar to the Transactions (other than securities laws) as a result of the execution, delivery and performance of this Agreement and, to the extent any of them is a party thereto, the Ancillary Agreements; and (v) the effectiveness of the Merger.

                  (e) No Action Seeking Injunction. No Governmental Authority of competent jurisdiction shall have brought an action or proceeding seeking to enjoin or prohibit consummation, or require the unwinding, of the Merger or the Contribution, or to impose substantial penalties as a result of the Merger or the Contribution, which action or proceeding is reasonably likely to succeed.

         8.04. Withholding. To the extent required by applicable U.S., state, local or foreign laws, the parties to this Agreement agree and acknowledge that Company and Newco shall withhold Taxes from the amounts otherwise required to be paid or delivered to Nortel Networks, Nortel Networks LLC and their Subsidiaries. If Nortel Networks, Nortel Networks LLC or their Subsidiaries desire to avail themselves of an exemption from the otherwise applicable withholding laws, or a reduced withholding rate, then Nortel Networks, Nortel Networks LLC or their Subsidiaries shall be obligated to obtain and furnish to Company and Newco, as the case may be, such appropriate certificates, affidavits, rulings from Governmental Authorities, or other documents necessary to establish or qualify for such exemption or reduced rate. Company and Newco shall reasonably cooperate with Nortel Networks, Nortel Networks LLC and their Subsidiaries in this regard. Nortel Networks, Nortel Networks LLC and their Subsidiaries hereby agree to indemnify Company and Newco for any Costs that arise from a failure to withhold Taxes, which failure was based on a good faith interpretation of the law.

                                   ARTICLE IX
                                   TERMINATION

         9.01. Termination. This Agreement may be terminated, and the Merger and the Contribution may be abandoned:

                  (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Nortel Networks and the Company.

                  (b) Breach. At any time prior to the Effective Time

                      (i) by Nortel Networks, in the event of either:(x) a breach by the Company, Newco or Transition of any representation or warranty contained herein which would result in the non-satisfaction of the conditions set forth in Section 8.03(a), which breach is not capable of being cured or has not been cured within 10 calendar days after the giving of written notice to the breaching party of such breach; or (y) a material breach by the Company, Newco or Transition of any of the covenants or agreements contained herein, which breach is not capable of being cured or has not been cured within 10 calendar days after the giving of written notice to the breaching party of such breach. Without limiting the foregoing, for all purposes of this Agreement, any breach of the agreements contained in the first sentence of Section 7.02 shall constitute a breach which is not capable of being cured.

                      (ii) by the Company, in the event of either: (x) a breach by Nortel Networks, Nortel Networks LLC or Existing Venture of any representation or warranty contained herein which would result in the non-satisfaction of the conditions set forth in Section 8.02(a), which breach is not capable of being cured or has not been cured within 10 calendar days after the giving of written notice to the breaching party of such breach; or (y) a material breach by

Nortel Networks, Nortel Networks LLC or Existing Venture of any of the covenants or agreements contained herein, which breach is not capable of being cured or has not been cured within 10 calendar days after the giving of written notice to the breaching party of such breach.

                  (c) Delay. At any time prior to the Effective Time, by Nortel Networks or the Company, if its respective Board of Directors so determines, in the event that the Transactions are not consummated by the Outside Closing Date except to the extent that the failure of the Transactions then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 9.01(c) which action or inaction is in violation of its obligations under this Agreement.

                  (d) No Approval.

                      (i) By the Company or Nortel Networks in the event the approval of any Governmental Authority required for consummation of the Merger and the other Transactions shall have been denied by final non-appealable action of such Governmental Authority.

                      (ii) By Nortel Networks in the event any required approval of a Governmental Authority contains any final nonappealable conditions, restrictions or requirements which would reasonably be expected to
(A) following the Effective Time, have a Material Adverse Effect on Nortel Networks or Newco or (B) require Nortel Networks, Nortel Networks LLC, and Newco to take any action that it is not required to take under Section 7.09(d) hereof.

                      (iii) By the Company or Nortel Networks in the event any required approval of a Governmental Authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to, following the Effective Time, have a Material Adverse Effect on Newco or require Newco to take any action that it is not required to take under Section 7.09(d) hereof.

                      (iv) By Nortel Networks or the Company in the event the approval of the Company's stockholders required by Section 8.01(a) herein is not obtained at the Company Meeting by reason of the failure to obtain the requisite vote required by Section 8.01(a).

         9.02. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article IX, no party to this Agreement (nor any of their respective officers, directors or agents) shall have any liability or further obligation to any other party hereunder except that termination shall not relieve a party from liability for any willful breach of this Agreement.

         9.03. Survival. All representations, warranties, covenants, and obligations in this and any other certificate or document delivered pursuant to this Agreement will survive the Effective Time or, unless this Agreement is terminated pursuant to Section 9.01(a), the date of termination;

provided, however, that in the event of a termination pursuant to Section 9.01(a), the obligations set forth under Sections 4.07 and 10.04 shall survive such termination.

         9.04. Right to Indemnification Not Affected by Knowledge. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation (except to the extent that such representation, warranty, covenant or obligation is expressly qualified by reference to such Knowledge). The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         9.05. Indemnification and Payment of Damages by Newco, Transition and the Company. Newco, Transition and the Company, jointly and severally, will indemnify and hold harmless Nortel Networks, Nortel Networks LLC and their controlling persons and Affiliates for, and will pay to such Indemnified Parties the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Newco, Transition or the Company in this Agreement or any other certificate or document delivered by any of them pursuant to this Agreement;

                  (b) any breach by Newco, Transition or the Company of any covenant or obligation of any of them in this Agreement; or

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with by Newco, Transition or the Company (or any Person acting on their behalf) in connection with any of the Transactions.

The remedies provided in this Section 9.05 will not be exclusive of or limit any other remedies that may be available to Nortel Networks or Nortel Networks LLC or the other Indemnified Parties.

         9.06. Indemnification and Payment of Damages by Nortel Networks and Nortel Networks LLC. Nortel Networks and Nortel Networks LLC, jointly and severally, will indemnify and hold harmless Newco, Transition and the Company and their controlling persons and Affiliates for, and will pay to such Indemnified Parties the amount of, any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made Nortel Networks or Nortel Networks LLC in this Agreement or any other certificate or document delivered by any of them pursuant to this Agreement;

                  (b) any breach by Nortel Networks or Nortel Networks LLC of any covenant or obligation of any of them in this Agreement;

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with by Nortel Networks or Nortel Networks LLC (or any Person acting on their behalf) in connection with any of the Transactions; or

                  (d) if the Closing occurs, 81.25% of the Damages resulting from any breach of any representation or warranty made by Existing Venture in this Agreement or any other certificate or document delivered by it pursuant to this Agreement.

The remedies provided in this Section 9.06 will not be exclusive of or limit any other remedies that may be available to Newco, Transition or the Company or the other Indemnified Parties.

         9.07. Indemnification and Payment of Damages by Existing Venture. If the Closing does not occur, Existing Venture will indemnify and hold harmless Newco, Transition and the Company and their controlling persons and Affiliates for, and will pay to such Indemnified Parties the amount of, 81.25% of any Damages arising, directly and indirectly, from or in connection with any breach of any representation or warranty made by Existing Venture in this Agreement or any certificate or document delivered by it pursuant to this Agreement.

         9.08. Time Limitations. If the Effective Time occurs, an Indemnifying Party will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Effective Time, other than those in Sections 6.01(b), 6.01(m), 6.01(o), 6.01(q), 6.02(i), and 6.02(j) unless on or before the second anniversary of the Effective Date the Indemnified Party notifies Indemnifying Party of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Indemnified Party; a claim with respect to Section 6.01(b), 6.01(m), 6.01(o), 6.01(q), 6.02(i) and
6.02(j), or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

         9.09. Limitations on Amount - Newco, Transition, and the Company. Newco, Transition and the Company will have no liability (for indemnification or, except with respect to claims based on fraud, otherwise) with respect to the matters described in 9.05 until the total of all Damages with respect to such matters exceeds $10,000,000 (at which point Newco, Transition and the Company shall become liable for the aggregate Damages and not just the amount in excess of $10,000,000). However, this Section 9.09 will not apply to any intentional breach by

Newco, Transition or the Company of any covenant or obligation, and Newco, Transition and the Company will be jointly and severally liable for all Damages with respect to such breaches.

         9.10. Limitations on Amount - Nortel Networks and Nortel Networks LLC. Nortel Networks and Nortel Networks LLC will have no liability (for indemnification or, except with respect to claims based on fraud, otherwise) with respect to the matters described in Section 9.06 until the total of all Damages with respect to such matters exceeds $10,000,000 (at which point Nortel Networks and Nortel Networks LLC shall become liable for the aggregate Damages and not just the amount in excess of $10,000,000); provided that the aggregate amount payable (i) by Nortel Networks and/or Nortel Networks LLC pursuant to
Section 9.06(d) and/or (ii) by the Existing Venture pursuant to Section 9.07 (in any combination) shall in no event exceed $215,000,000. However, this Section
9.10 will not apply to any intentional breach by either Nortel Networks or Nortel Networks LLC of any covenant or obligation, and Nortel Networks or Nortel Networks LLC will be jointly and severally liable for all Damages with respect to such breaches.

         9.11. Limitations on Amount--Existing Venture. Neither Nortel Networks (or any of its Subsidiaries) nor the Existing Venture will have any liability (for indemnification or, except with respect to claims based on fraud, otherwise) with respect to matters described in Section 9.06(d) or 9.07 until the total of Damages with respect to such matters exceeds $10,000,000 (at which point the Existing Venture shall become liable for the aggregate Damages and not just the amount in excess of $10,000,000); provided that the aggregate amount payable (i) by Nortel Networks and/or Nortel Networks LLC pursuant to Section 9.06(e) and/or (ii) by the Existing Venture pursuant to Section 9.07 (in any combination) shall in no event exceed $215,000,000. However, this Section 9.11 will not apply to any intentional breach by Existing Venture of any covenant or obligation.

         9.12.    Procedure for Indemnification - Third Party Claims.

                  (a) Promptly after receipt by an Indemnified Party under
Section 9.05 or 9.06 of notice of the making of any claim or the commencement of any proceeding against it, such Indemnified Party will, if a claim is to be made against an Indemnifying Party under such Section, give notice to the Indemnifying Party of such claim or proceeding, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnifying Party's failure to give such notice.

                  (b) If any proceeding referred to in Section 9.10(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such proceeding, the Indemnifying Party will be entitled to participate in such proceeding and, to the extent that it wishes, to assume the defense of such proceeding with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under Section 9.05 or 9.06 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of applicable law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary Damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any proceeding and the Indemnifying Party does not, within ten days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnified Party.

                  (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such proceeding, in all cases at the expense of Indemnifying Party, but the Indemnifying Party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) The parties hereto hereby consent to the non-exclusive jurisdiction of any court in which a proceeding is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on their with respect to such a claim anywhere in the world.

         9.13. Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01.   Amendment; Extension; Waiver.

                  (a) Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the

Merger by the stockholders of the Company; provided, however, that after any approval of the Transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment of this Agreement which by law requires such further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (b) Prior to the Effective Time, the parties hereto, Newco, the Company and Transition, as one party, and Nortel Networks and Nortel Networks LLC, as one party, by action taken or authorized by their respective Boards of Directors or Managing Member, as the case may be, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         10.02. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to constitute an original but all of which when taken together shall constitute one and the same instrument.

         10.03. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof.

         10.04. Expenses. Except as otherwise provided herein or in the Registration Rights Agreement, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that SEC filing fees payable to the extent necessary to consummate the Transactions plus up to $75,000 of the printing and mailing expenses relating to the Transactions (specifically excluding, for the avoidance of doubt, any exercise of rights granted under the Registration Rights Agreement) actually and reasonably incurred and paid by the Company and its Affiliates shall be shared equally between the Company and Nortel Networks, and any such expenses and fees in excess of the above amount shall be borne solely by the Company.

         10.05. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or three Business Days after being mailed by registered or certified mail (return receipt requested) or one Business Day after being delivered by overnight courier to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to Nortel Networks or Nortel Networks LLC, to:

         Nortel Networks Inc.
         200 Athens Way
         Nashville, Tennessee 37228
         Attn:  Legal Department

         With a copy to:

         Nortel Networks Inc.
         2221 Lakeside Boulevard
         Richardson, Texas  75082
         Attn:  Robert Fishman
         Fax:  (972) 684-3888

         With a copy to:

         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts  02109
         Attention:  Dimitri P. Racklin
         Fax:  (617) 526-5000
         Phone:  (617) 526-6748

         If to the Company, Newco or Transition to:

         ANTEC Corporation
         11450 Technology Circle
         Duluth, Georgia  30097
         Attention:  Lawrence Margolis
         Fax:  (678) 473-8470

         With a copy to:

         Troutman Sanders LLP
         600 Peachtree Street
         Suite 5200
         Atlanta, GA 30308
         Attention: W. Brinkley Dickerson, Jr.
         Fax: 404-885-3900
         Phone: 404-885-3000

         10.06. Entire Understanding. This Agreement (including the Disclosure Schedules), the Ancillary Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby supersede any and all other oral or written agreements (other than the Confidentiality Agreement) heretofore made.

         10.07. Assignment; No Third Party Beneficiaries. Neither this Agreement, nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that (i) Nortel Networks LLC may, at any time prior to the Effective Time, transfer its Interest (as such term is defined in the Existing Venture Operating Agreement) to any other direct or indirect wholly-owned Subsidiary of Nortel Networks, with no need for consent or approval of any other party hereto (other than Nortel Networks), and (ii) in the event of such transfer, the transferee of the Interest shall be substituted for Nortel Networks LLC herein and in each Ancillary Agreement to which Nortel Networks LLC is, or is intended to be, a party, as if such transferee were an original party hereto and thereto, mutatis mutandis. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.08.   Disclosure Schedules.

                  (a) The inclusion of any matter on the disclosures made on the Company and Nortel Networks Schedules (collectively, the "Disclosure Schedules") with respect to any representation or warranty will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Material Adverse Effect on the Company, Newco or Transition or a Material Adverse Effect on Nortel Networks or Nortel Networks LLC, as applicable.

                  (b) The Disclosure Schedules shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the applicable Disclosure Schedule. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties, or disclosures set forth in the Disclosure Schedules delivered on or before the date hereof shall be deemed to have been made on and as of the date hereof. From time to time prior to the Closing, the parties shall promptly supplement or amend the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be listed or described in the Disclosure Schedules. No supplement or amendment shall be deemed to cure any breach or any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in this Agreement.

         10.09. Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Disclosure Schedules, such reference shall be to and Article or Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any reference to "herein" or "hereof" or similar terms shall refer to the agreement as a whole rather than to the individual paragraph, Section or Article.

         10.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                  ANTEC CORPORATION

                                  By: /s/ Lawrence A. Margolis
                                  ---------------------------------------------
                                      Name: Lawrence A. Margolis
                                      Title: Executive Vice President


                                  NORTEL NETWORKS INC.

                                  By: /s/ Steve Pusey
                                  ---------------------------------------------
                                      Name: Steve Pusey
                                      Title: President Local Internet


                                  BROADBAND PARENT CORPORATION

                                  By: /s/ Lawrence A. Margolis
                                  ---------------------------------------------
                                      Name: Lawrence A. Margolis
                                      Title: Vice President and Secretary


                                  BROADBAND TRANSITION
                                  CORPORATION

                                  By: /s/ Lawrence A. Margolis
                                  ---------------------------------------------
                                      Name: Lawrence A. Margolis
                                      Title: Vice President and Secretary

                                  NORTEL NETWORKS LLC

                                  By: /s/ Steve Pusey
                                  ---------------------------------------------
                                      Name: Steve Pusey
                                      Title: President Local Internet of Nortel
                                             Networks Inc., Managing Member of
                                             Nortel Networks LLC


                                  ARRIS INTERACTIVE L.L.C.

                                  By: /s/ Oscar Rodriguez
                                  ---------------------------------------------
                                      Name: Oscar Rodriguez
                                      Title: President and COO